As filed with the Securities and Exchange Commission on July 17, 1996
                                         Registration No. 33-333-1860
         UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549

                             FORM S-8
                      REGISTRATION STATEMENT
                               Under
                     THE SECURITIES ACT OF 1933

                             SAWTEK INC.
      (Exact name of registrant as specified in its charter)
        Florida                                           59-1864440
(State of incorporation)                    (I.R.S. Employer Identification No.)

                       1818 South Highway 441
                       Apopka, Florida  32703
              (Address, of Principal Executive offices)

                   EMPLOYEE STOCK OWNERSHIP PLAN
                      AND TRUST AGREEMENT FOR
                      EMPLOYEES OF SAWTEK INC.
                      (Full title of the plan)

                         Steven P. Miller
                            SAWTEK INC.
                       1818 South Highway 441
                       Apopka, Florida 32703
              (Name and address of agent for service)
                          (407) 886-8860
    (Telephone number, including area code, of agent for service)
                   CALCULATION OF REGISTRATION FEE
- -------------------------------------------------------------------------------
Title of                     Proposed Maximum  Proposed Maximum    Amount of
Securities to  Amount to be  Offering Price    Aggregate offering  Registration
be Registered  Registered    Per Share                Price            Fee
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
Common Stock,  9,956,432     (1)$23.625        (1)235,220,706      $81,110.59
$0.0005 par    shares
value
- -------------------------------------------------------------------------------
(1)Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended upon the basis of the average of the high and low prices of the Registrant's Common Stock as reported on the NASDAQ National Market System on July 16, 1996.

PART I.  INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The information required by Part I is included in documents sent or given to participants in the Employee Stock Ownership Plan and Trust Agreement For Employees Of Sawtek Inc. (the "ESOP") pursuant to Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act").

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         Item 3.  Incorporation of Certain Documents by Reference.

         SAWTEK INC. (the "Registrant") is subject to the informational and reporting requirements of Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The following documents, which are filed with the Commission, are incorporated in this Registration Statement by reference:

         The Registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act, or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

         All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (1) above.

         The description of the Common Stock, par value $.0005 per share ("Common Stock"), contained in a registration statement filed on Form 8-A under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c),, 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereby have been sold or which deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents.

         Item 4.  Description of Securities.

         Not applicable.

         Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

         Item 6.  Indemnification of Directors and Officers.

         The Registrant, a Florida corporation, is empowered by Section 607.0850 of the Florida Business Corporation Act, subject to the procedures and limitations stated therein, to indemnify any person who was or is a party to any proceeding other than any action by, or in the right of, the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, in the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         Section 607.0850 also empowers a Florida corporation to indemnify any person who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense or litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which such court shall deem proper. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any proceeding referred to above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith.

         The Registrant's Articles of Incorporation (the "Articles") contain a provision entitling Directors and executive officers to be indemnified by the Registrant against claims which may arise out of their actions in such capacities to the fullest extent permitted by law. In addition, the Articles contain provisions limiting the personal liability of Directors of theRegistrant or its shareholders to the fullest extent permitted by law. The Registrant has also secured insurance on behalf of its executive officers and Directors for certain liabilities which may arise out of their actions in such capacities.

         The Board of Directors of the Registrant has adopted resolutions to indemnify and hold harmless any employees, officers or directors of the Registrant serving the ESOP as a plan administrator or trustee against any liabilities, costs and expenses which may be incurred by reason of their serving in such capacities.

         Item 7.  Exemption from Registration Claimed.

         Not applicable.

         Item 8.  Exhibits.

         The exhibits filed as part of this Registration Statement are as follows:

     EXHIBIT
     NUMBER   DESCRIPTION

     4.1 --Amended and Restated Articles of Incorporation of Sawtek Inc. (incorporated by reference to Registration Statement on Form S-1, File No. 333-1860)

     5.1 --Opinion of Akerman, Senterfitt & Eidson, P.A.

     15.1 --Letter of Consent from Ernst & Young LLP.

     23.1 --Consent of Akerman,  Senterfitt & Eidson,  P.A. Reference is made to
            Exhibit 5.1

     24.1 --Power of Attorney. Reference is made to the signature page hereto.

     99.1 --Employee Stock Ownership Plan and Trust Agreement For Employees of Sawtek Inc. (incorporated by reference to the Registration Statement on Form S-1, File No. 333-1860)

     99.2 --Resoluation adopted at the meeting of the Board of Directors held April 27, 1996 with respect to the Employee Stock Ownershup Plan and Trust Agreement for employees of Sawtek inc.

     Item 9. Undertakings.


The Registrant hereby undertakes:

         To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act.

     (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set fort in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reelected in the form of prospectus filed with the Commission pursuant to rule 424(b) of, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act
(and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated  by  reference  in the  Registration  Statement  shall be
deemed to be a new Registration Statement   relating   to   the securities
offered therein, and the offering of such securities at that time shall be
deemed to be  the   initial   bona   fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Actand is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy and as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                                    SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Apopka, State of Florida on the 17th day of July, 1996.

                                                    SAWTEK INC.


                                                    By:/s/Steven P. Miller
                                                       Steven P. Miller
                                                       Chairman, President and
                                                       Chief Executive Officer

                                                 POWER OF ATTORNEY

         We, the undersigned, officers and directors of SAWTEK INC., hereby severally constitute Steven P. Miller and Neal J. Tolar, and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-8 filed herewith and any and all amendments to said Registration Statement and generally to do all such things in our name and behalf in our capacities as officers and directors to enable SAWTEK INC. to comply with the provisions of the Securities Act and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in their capacities and on the date indicated.

Signature                Title                              Date


/s/Steven P. Miller      Chairman, President and CEO        7/17/96
Steven P. Miller


/s/ Neal J. Tolar        Sr. V.P., Chief Technical          7/17/96
Neal J. Tolar            Officer and Director



Thomas L. Shoquist       Vice President, Quality



Gary A. Monetti          V.P., Operations and
                         Chief Operating Officer


/s/Raymond Link          V.P., Finance and                  7/17/96
Raymond A. Link          Chief Financial Officer


/s/Robert C. Strandberg  Director                           7/17/96
Robert C. Strandberg


/s/Bruce S. White        Director                           7/17/96
Bruce S. White


/s/Willis C. Young       Director                           7/17/96
Willis C. Young

EXHIBIT 5.1

AKERMAN,  SENTERFITT  & EIDSON,  P.A.  Attorneys at Law Citrus
Center 255 South Orange Avenue Post Office Box 231 Orlando,  Florida  32802-0231
(407) 843-7860 Telecopy (407) 843-6610

                                                  July 17, 1996

Sawtek Inc.
1818 South Highway 441
Apopka, Florida  32703

         Re:      EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST
                  AGREEMENT FOR EMPLOYEES OF SAWTEK INC. (the
                  "ESOP") - Registration Statement on Form S-8

Ladies and Gentlemen:

         We have examined the Registration Statement on Form S-8 filed by you with the Securities and Exchange Commission on July 17, 1996 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of 9,899,840 shares of Common Stock of Sawtek Inc. (the "Shares") to be distributed pursuant to the ESOP. As your counsel in connection with this registration process, we have examined the proceedings proposed to be taken in connection with said sale and issuance of the Shares.

         It is our opinion that, upon completion of the proceedings being taken or contemplated by us, as your counsel, to be taken prior to the issuance of the Shares, and upon completion of the proceedings being taken in order to permit such transactions to be carried out in accordance with the securities laws of the various states, where required, the Shares when issued and sold in the manner referred to in the Registration Statement will be legally isued, fully paid and nonassessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement, including the prospectus constituting part thereof, and any amendment thereto and any registration statement for the same offering covered by the Registration Statement that is to be effective upon filing pursuant to Rule 462(b) and all post-effective amendments thereto.

                                Very truly yours,

                                AKERMAN, SENTERFITT & EIDSON,
                                PROFESSIONAL ASSOCIATION

                                By:/S/William A. Grimm
                                   William A. Grimm

EXHIBIT 15.1



              CONSENT OF INDENPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-00000) pertaining to the Employee Stock Ownership Plan and Trust Agreement for Employees of sawtek, Inc. of our report dated October 30, 1995 (except for Note 13, as to which the date is February 29, 1996, and Note 14, as to which the date is April 27, 1996) with respect to the consolidated Financial statements of Sawtek, Inc. for the year ended September 30, 1995 included in its Registration Statement on Form S-1 (File No. 333-1860), which was filed with the Securities and Exchange Commission on April 29, 1996



                                        /s/Ernst & Young LLP
                                        Ernst & Young LLP



Orlando, Florida
July 15, 1996

EXHIBIT 99.1














                               EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST
                                AGREEMENT FOR EMPLOYEES OF SAWTEK INC.









                                            PREPARED BY:
                                   MAGUIRE, VOORHIS & WELLS, P.A.
                                   Two South Orange Avenue
                                   Orlando, Florida 32801







                                (AMENDED AND  RESTATED  FEBRUARY  15, 1996)
                                EMPLOYEE  STOCK  OWNERSHIP  PLAN AND TRUST
                                AGREEMENT FOR EMPLOYEES OF SAWTEK INC.

     THIS AMENDMENT AND RESTATEMENT generally is made effective February 15, 1996, by SAWTEK INC., a Florida corporation (the "Employer").




BACKGROUND INFORMATION


     A. Effective October 1, 1990, the Employer adopted the Employee Stock Ownership Plan and Trust Agreement for Employees of Sawtek Inc. (the "Plan") in order to enable the Eligible Employees of the Employer to acquire a proprietary interest in the common stock of the Employer.

     B. The Plan has been amended on three occasions since the original effective date.

     C. The Employer now desires to amend and restate the Plan in order to incorporate the foregoing amendments and to modify the terms of the Plan to better meet the needs of the Plan sponsor, Participants and Beneficiaries.




ARTICLE I.
DEFINITIONS


     1.1 "Act" means the Employee Retirement Income Security Act of 1974, as amended.

     1.2 "Administrator" means the Employer, unless a person or committee of persons is designated by the Employer pursuant to Article VIII to administer the Plan on behalf of the Employer. Until such time as the Board of Directors of the Employer provides otherwise, the President and Chief Financial Officer of the Employer are appointed to administer the Plan on behalf of the Employer.

     1.3 "Affiliated Employer" means the Employer and any of the following entities:

          (a) Any corporation which is a member of a "controlled group of corporations" (as that phrase is defined in Code ss. 414(b)), which group includes the Employer;

          (b) Any trade or business (whether or not incorporated, and including a sole proprietorship, partnership, estate and trust) which is under "common control" (as that phrase is defined in Code ss. 414(c)) with the Employer;

          (c) Any entity (whether or not incorporated) which is a member of an "affiliated service group" (as that phrase is defined in Code ss. 414(m)), which group includes the Employer; and

          (d) Any entity required to be aggregated with the Employer pursuant to Regulations promulgated pursuant to Code ss. 414(o).

     1.4 "Agreement" or "Plan" shall mean this instrument, including all amendments and/or restatements.

     1.5 "Anniversary Date" means September 30.

     1.6 "Beneficiary" means the person or entity to whom a share of a deceased Participant's Employer Account is payable, subject to the restrictions of
Section 6.2.

     1.7 "Code" means the Internal Revenue Code of 1986, as amended or replaced from time to time. ----

     1.8 "Company Stock" means common stock issued by the Employer (or by a corporation which is a member of the controlled group of corporations of which the Employer is a member) which is readily tradeable on an established securities market. If there is no common stock of the Employer which meets the foregoing requirement, the term "Company Stock" means common stock issued by the Employer (or by a corporation which is a member of the controlled group of corporations of which the Employer is a member) having a combination of voting power and dividend rights equal to or in excess of: (A) that class of common stock of the Employer (or any other such controlled corporation) having the greatest voting power, and (B) that class of common stock of the Employer (or of any other such controlled corporation) having the greatest dividend rights. Noncallable preferred stock shall be deemed to be "Company Stock" if such stock is convertible at any time into stock which constitutes "Company Stock" hereunder and if such conversion is at a conversion price which (as of the date of the acquisition by the Trust) is reasonable.

     1.9 "Company Stock Account" means a subaccount of the Participant's Employer Account and is the account of a Participant which is credited with the shares of Company Stock purchased and paid for by the Trust or contributed to the Trust Fund.

     1.10 "Compensation" means, with respect to any Participant, such Participant's wages for the Plan Year within the meaning of Code ss. 3401(a) (for the purposes of income tax withholding at the source) but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed.

     For purposes of this Section 1.10, the determination of Compensation shall be made by including salary reduction contributions made on behalf of a Participant to a plan maintained by the Employer pursuant to Code ss.ss. 125 or 401(k). Compensation shall not include any income realized or recognized relating to the exercise of any incentive stock option or non-qualified stockoption granted to the Participant by the Employer, or relating to the purchase of Company Stock pursuant to an employee stock purchase plan maintained by the Employer.

     For a Participant's initial year of participation, Compensation shall be recognized for the entire Plan Year.

     Compensation in excess of $150,000.00 (or such other amount as the Secretary of Treasury may designate from time to time pursuant to Code ss. 401(a)(17)(B) shall be disregarded. If a determination period consists of fewer than 12 months, the foregoing annual compensation limit shall be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

     In determining the Compensation of an Employee, the "family attribution rules" of Code ss.ss. 401(a)(17) and 414(q)(6) (as modified by Code ss. 401(a)(17)) shall apply.

     1.11  "Current   Obligations"  means  Trust  obligations  arising  from  an extension of credit to the Trust which are payable in cash within one year from the date an Employer Contribution is due.

     1.12 "Direct Rollover" means a payment by the Trustee, pursuant to the written direction of a Distributee, to an Eligible Retirement Plan. See Section 6.12.

     1.13 "Distributee" means a Participant or Former Participant. In addition, a Participant's or Former Participant's surviving spouse, and the Participant's or Former Participant's former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code ss. 414(p), shall be regarded as a Distributee with regard to the interest of such surviving or former spouse.

     1.14 "Early Retirement Date" means the first day of the month (prior to the Participant's Normal Retirement Date) coinciding with or next following the date on which a Participant or Former Participant attains age 55 and has completed at least ten (10) Years of Service. A Former Participant who terminates employment after satisfying the ten (10) year service requirement of this Section 1.14 and who thereafter attains age 55 shall be entitled to receive his benefits under the early retirement provisions of this Plan.

     1.15 "Eligible Employee" means any Employee who is not otherwise described in this Section 1.15 and has satisfied the service requirement of Section 2.1.

     Employees who are Leased Employees, or non-resident aliens who do not receive any earned income (as defined in Code ss.911(d)(2) from the Employer which constitutes United States source income (as defined in Code ss.861(a)(3)), shall not be eligible to participate in this Plan.

     Employees who are included in a unit of employees covered by an agreement which the Secretary of Labor finds to be a collective bargaining agreement between employee representatives and the Employer shall not be eligible to participate in this Plan if there is evidence that retirement benefits were the subject of good faith bargaining between such employee representatives and the Employer, unless such collective bargaining agreement requires the covered employees to participate in this Plan.

     1.16 "Eligible Retirement Plan" means an individual retirement account described in Code ss. 408(a), an individual retirement annuity described in Code ss. 408(b), an annuity plan described in Code ss. 403(a), or a qualified trust described in Code ss. 401(a), that accepts a Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution of the surviving spouse of a Participant or Former Participant, an Eligible Retirement Plan includes only an individual retirement account or individual retirement annuity.

     1.17 "Eligible Rollover Distribution" means any distribution of all or any portion of the balance to the credit of the Distributee in the Plan, except that an Eligible Rollover Distribution does not include (i) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's Beneficiary, or for a specified period of ten years or more, (ii) any distribution to the extent such distribution is required under Code ss. 401(a)(9), and (iii) the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to Employer securities).

     1.18 "Employee" means any person who is employed by the Employer, or Affiliated Employer, but excludes any person who is employed as an independent contractor.

     The term "Employee" shall include any Leased Employee unless such Leased Employee is covered by a plan described in Code ss. 414(n)(5) and Leased Employees do not constitute more than 20% of the Employer's non-highly compensated employees.

     1.19 "Employer" means Sawtek Inc., a Florida corporation, any subsidiary or parent of such corporation which adopts the Plan, any successor which shall maintain the Plan, and any other employer permitted by the Employer to adopt the Plan.

     1.20 "ESOP" means an employee stock ownership plan that meets the requirements of Code ss. 4975(e)(7) and Regulation ss. 54.4975-11.

     1.21 "Exempt Loan" means a loan made to the Trust by a disqualified person or a loan to the Plan which is guaranteed by a disqualified person and which satisfies the requirements of ss. 2550.408b-3 of the Department of Labor Regulations, Regulation ss. 54.4975-7(b) and Section 4.5 hereof.

     1.22 "Family Members" means, with respect to an affected Participant, such Participant's spouse, lineal descendants, and ascendents and their spouses, all as described in Code ss. 414(1)(6)(B).

     1.23 "Fiduciary" means any person who (a) exercises any discretionary authority or discretionary control respecting the management of the Plan or exercises any authority or control respecting the management or disposition of its assets; (b) renders investment advice for a fee or other compensation, direct or indirect, with respect to any monies or other property of the Plan or has any authority or responsibility to do so; or (c) has any discretionary authority or discretionary responsibility in the administration of the Plan. Such definition includes, but is not limited to, the Trustee, the Employer, its Board of Directors, and the Administrator.

     1.24 "Fiscal Year" means the Employer's accounting year of 12 months, which begins on October 1 and ----------- ends on September 30.

     1.25 "Forfeiture" means that portion of a Participant's Employer Account that is not Vested, and occurs on the earlier of:

     (a) the distribution of the entire vested portion of a Participant's Account, or

     (b) the last day of the Plan Year in which the Participant incurs five (5) consecutive one-year breaks in service.

     For purposes of the preceding paragraph, in the case of a Terminated Participant whose Vested interest in his Participant's Employer Account is zero, such Terminated Participant shall be deemed to have received a distribution of his Vested interest in his Participant's Employer Account upon his termination of employment. Restoration of forfeited amounts shall occur pursuant to Section 3.3.

     1.26 "Former Participant" means a person who has been a Participant, but who has ceased to be a Participant for any reason.

     1.27 "Hour of Service" means (a) each hour for which an Employee is directly or indirectly compensated or entitled to compensation by the Employer for the performance of duties during the applicable computation period; (b) each hour for which an Employee is directly or indirectly compensated or entitled to compensation by the Employer (irrespective of whether the employment relationship has terminated) for reasons other than performance of duties (such as vacation, holidays, sickness, jury duty, disability, lay-off, military duty or leave of absence) during the applicable computation period; and (c) each hour for which pay back is awarded or agreed to by the Employer without regard to mitigation of damages.

     For purposes of (a) above, Hours of Service shall be credited to the computation period in which the duties are performed. For purposes of (b) above, Hours of Service shall becredited to the computation period provided for in Department of Labor Regulations ss. 2530.200b-2(c)(2). Finally, for purposes of
(c) above, Hours of Service shall be credited to the computation period or periods to which the award or agreement for back pay pertains, rather than the computation period in which the award, agreement or payment is made.

     Notwithstanding the above, (i) no more than 501 Hours of Service are required to be credited to any Employee on account of any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single computation period); (ii) an hour for which an Employee is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed is not required to be credited to the Employee if such payment is made or due under a plan maintained solely for the purpose of complying with applicable worker's compensation, unemployment compensation or disability insurance laws; and (iii) Hours of Service are not required to be credited for a payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee.

     For purposes of this Section, a payment shall be deemed to be made by or due from the Employer regardless of whether such payment is made by or due from the Employer directly or indirectly through, among others, a trust, fund, or insurer, to which the Employer contributes or pays premiums and regardless of whether contributions made or due to the trust, fund, insurer, or other entity are for the benefit of particular Employees or are on behalf of a group of Employees in the aggregate.

     An Hour of Service must be counted for the purpose of determining a Year of Service, a year of participation for purposes of accrued benefits, a One-Year Break in Service, and employment commencement date (or reemployment commencement date). The provisions of Department of Labor Regulations ss.ss. 2530.200 b-2(b) and (c) are incorporated herein by reference.

     1.28 "Investment Manager" means any person, firm or corporation (other than the Trustee or named Fiduciary) who (i) is a registered investment adviser under the Investment Advisers Act of 1940, or is a bank or insurance company described in Act ss. 3(38), (ii) has the power to manage, acquire, or dispose of Plans assets, and (iii) acknowledges in writing its fiduciary responsibility to the Plan under the Act.

     1.29 "Leased Employee" means a person who provides services to the Employer and is described in Code ss. 414(n) and Regulations promulgated thereunder. Generally, a person shall be considered a Leased Employee if:

     (a) he is not otherwise an Employee of the Employer;

     (b) provides services to the Employer;

     (c) such services are provided pursuant to an agreement between the Employer and a leasing organization;

     (d) such person has performed such services for the Employer on a substantially full-time basis for at least twelve months; and

          (e) such services are of a type historically performed in the Employer's business field by employees.

     1.30 "Net Profit" means with respect to any Fiscal Year, the Employer's net income or profit for such Fiscal Year determined on the basis of the Employer's books of account in accordance with the method of accounting regularly used by the Employer, without any reduction for taxes upon income or for contributions made by the Employer to this Plan or any other qualified retirement plan.

     1.31 "Nonallocation Period" means the period beginning on the date of the sale of Company Stock to the Plan and ending on the later of:

          (a) the date which is 10 years after the date of sale; or

     (b) the date of the Plan allocation attributable to the final payment of acquisition indebtedness incurred in connection with such sale.

     1.32 "Noncurrent Obligations" means Trust obligations arising from an extension of credit to the Trust which are payable in cash later than one year from the date an Employer contribution is due.

     1.33 "Normal Retirement Date" means the first day of the month coinciding with or next following the Participant's Normal Retirement Age. For purposes of this Section, Normal Retirement Age means the later of the date the Participant attains age 65 or the fifth anniversary of the date the Participant enters the Plan pursuant to Section 2.2. A Participant shall become 100% Vested in his Participant's Employer Account upon attaining his Normal Retirement Age.

     1.34 "One-Year Break in Service" means a Plan Year during which an Employee has not completed more than 500 Hours of Service with the Employer. An Employee shall not incur a One-Year Break in Service for the Plan Year in which he becomes a Participant, dies, retires or suffers a Total and Permanent Disability. Further, solely for the purpose of determining whether a Participant has incurred a One-Year Break in Service, Hours of Service shall be recognized for "authorized leaves of absence" and "maternity or paternity leaves of absence".

     "Authorized leave of absence" means an unpaid, temporary cessation from active employment with the Employer pursuant to an established, non-discriminatory policy, whether occasioned by illness, military service, or any other reason. A "maternity or paternity leave of absence" shall mean an absence from work for any period by reason of the Employee's pregnancy, birth of the Employee's child, placement of a child with the Employee in connection with the adoption of such child, or any absence for the purpose of caring for such child for a period immediately following such birth or placement. For this purpose, Hours of Service shall be credited for the computation period in which the absence from work begins, only if credit therefore is necessary to prevent the Employee from incurring a One-Year Break in Service, or, in any case in which the Administrator is unable to determine such hours normally credited, eight Hours of Service per day. The total Hours of Service required to be credited for a "maternity or paternity leave of absence" shall not exceed 501.

     1.35 "Other Investments Account" means a subaccount of the Participant's Employer Account and is the account of a Participant which is credited with his share of net gains or losses, Forfeitures and Employer Profit Sharing Contributions held in a form other than Company Stock and which is debited with payments made to pay for Company Stock.

     1.36 "Participant" shall mean any Eligible Employee who becomes eligible for and enters the Plan as provided in Sections 2.1 and 2.2, and has not for any reason become ineligible to participate further in the Plan.

     1.37 "Participant's Employer Account" shall mean the account established and maintained by the Administrator for each Participant with respect to his interest in the Plan resulting from the Employer's Profit Sharing Contributions made pursuant to Section 3.1 and Forfeitures allocated pursuant to Section 3.3. A Participant's interest in his Participant's Employer Account shall be subject to the vesting provisions of Sections 6.4(e) and 7.5. A Participant's Employer Account may be further subdivided into a Participant's Company Stock Account, Other Investment's Account and Qualified Directed Investment Account.

     1.38 "Plan Year" means the Plan's accounting year of 12 months commencing on October 1 of each year --------- and ending the following September 30.

     1.39 "Profit Sharing Contribution" means the Employer's discretionary contribution to the Plan made pursuant to Section 3.1, and allocated to a Participant's Employer Account pursuant to Section 3.3.

     1.40  "Qualified   Directed   Investment   Account"  means  the  subaccount
established by the Administrator for a Qualified Participant that makes a diversification election pursuant to Section 3.7.

     1.41 "Qualified Election Period" means the six Plan Year period beginning with the first Plan Year in which the Participant becomes a Qualified Participant.

     1.42 "Qualified Participant" means any Participant or Former Participant who has attained age 55 and has been credited with ten (10) Years of Service after becoming a Participant in the Plan.

     1.43 "Regulation" means the income tax regulations as promulgated by the Secretary of the Treasury or his delegate, and as amended from time to time.

     1.44 "Retired Participant" means a person who has been a Participant, but who has become entitled to retirement benefits under the Plan.

     1.45 "Retirement Date" means the date as of which a Participant retires for reasons other than death, termination of employment or Total and Permanent Disability, whether such retirement occurs on or after a Participant's Early Retirement Date or Normal Retirement Date.

     1.46 "Suspense Account" means the account credited with the portion of all Former Participants' Employer Accounts which have become forfeitable during any Plan Year, but which have not been reallocated pursuant to Section 3.3(e).

     1.47 "Terminated Participant" means a person who has been a Participant, but whose employment has been terminated other than by reason of death, Total and Permanent Disability or retirement.

     1.48 "Total and Permanent Disability" means a physical or mental condition of a Participant resulting from bodily injury, disease, or mental disorder which renders him incapable of continuing his usual and customary employment with the Employer. The disability of a Participant shall be determined by a licensed physician chosen by the Administrator, in its discretion. The determination of such physician shall be considered a determination of the Administrator pursuant to Section 8.4. The determination shall be applied uniformly to all Participants.

     1.49 "Trustee" means the person or persons named as Trustee herein and any successors of such ------- persons.

     1.50 "Trust Fund" means the assets of the Plan as the same shall exist from time to time. ----------

     1.51 "Unallocated Company Stock Suspense Account" means an account containing Company Stock acquired with the proceeds of an Exempt Loan, which Company Stock has not been released from such account and allocated to the Participants' Company Stock Accounts.

     1.52 "Valuation Date" means the Anniversary Date of the Plan, and any other date on which the Administrator makes allocations, or pursuant to Section 5.1, directs the Trustee to value the Trust Fund. In the event the Administrator elects to value the Trust Fund on a daily basis,Valuation Date shall mean any day on which the Federal Reserve and New York Stock Exchange are both open for business.

     1.53 "Vested" means the portion of a Participant's Employer Account that is nonforfeitable. This Plan does not permit forfeiture for cause.

     1.54 "Year of Service" shall mean a Plan Year during which an Employee is credited with at least ---------------- 1,000 Hours of Service.

     Years of Service (including service as a Leased Employee) with any Affiliated Employer shall be recognized.

     Service from the date on which the Employee first performs an Hour of Service shall be counted in computing Years of Service for vesting purposes.

     The Administrator shall, in accordance with a uniform, non-discriminatory policy, credit Hours of Service pursuant to this Plan by counting actual Hours of Service for any Employee compensated on an hourly basis, and by adopting for salaried Employees an equivalency based upon a period of employment as provided in ss. 2530.200-2(c) of the Department of Labor Regulations.




ARTICLE II.
ELIGIBILITY




     2.1 CONDITIONS OF ELIGIBILITY


     Any eligible Employee who was eligible to be a Participant in the Plan as of February 15, 1996, shall continue to be eligible to participate hereunder. Otherwise, any Employee who has completed 500 Hours of Service with the Employer shall be eligible to participate hereunder on the date such service requirement is met. An Eligible Employee's commencement date shall be the first date the Eligible Employee is credited with one Hour of Service.



     2.2 EFFECTIVE DATE OF PARTICIPATION


     Any Eligible Employee who was a Participant in the Plan as of February 15, 1996, shall continue to be a Participant effective February 15, 1996. Thereafter, an Eligible Employee who, pursuant to Section 2.1, has become eligible to participate hereunder shall enter the Plan and become a Participant effective as of the first day of the Plan Year (October 1) in which such Eligible Employee met the service requirement of Section 2.1, or if later, the Eligible Employee's commencement date of employment.



     2.3 TERMINATION OF ELIGIBILITY


     In the event a Participant shall go from a classification of an Eligible Employee to a non-eligible Employee (e.g., by becoming a Leased Employee or Employee covered by a collective bargaining agreement), such Former Participant shall continue to accrue Years of Service and vest in his Participant's Employer Account for each Year of Service completed while a non-eligible Employee, until such time as his Participant's Employer Account shall be forfeited or distributed pursuant to the terms of the Plan. Additionally, his Participant's Employer Account shall continue to share in the income, gains or losses of the Trust Fund, unless such Participant's Employer Account is otherwise segregated and/or invested in a Qualified Directed Investment Account.



     2.4 OMISSION OF ELIGIBLE EMPLOYEE


     If in any Plan Year, any Employee who should be included as a Participant in the Plan is erroneously omitted, and discovery of such omission is not made until after a contribution by the Employer for the Plan Year has been made and after the allocation of such contribution has been made pursuant to Section 3.3, the Employer shall make a subsequent contribution with respect to the omitted Employee in an amount which the Administrator would have allocated to such omitted Participant's Employer Account (plus any lost earnings or minus any losses due to the omission) had the Participant not been omitted. Such contribution shall be made regardless of its deductibility in whole or in part in any taxable year under applicable provisions of the Code.



     2.5 INCLUSION OF INELIGIBLE EMPLOYEE


     If in any Plan Year, any person who should not have been included as a Participant in the Plan is erroneously included, and discovery of such incorrect inclusion is not made until after a contribution for the Plan Year has been made and after the allocation of such contribution has erroneously been made to his Participant's Employer Account pursuant to Section 3.3, the Employer shall not be entitled to recover the contribution made with respect to the ineligible person regardless of whether or not a deduction is allowable with respect to such contribution. However, in such event, the amount allocated with respect to the ineligible person shall constitute a Forfeiture for the Plan Year in which the discovery is made and shall be reallocated as a Forfeiture pursuant to
Section 3.3 for the Plan Year of discovery.




ARTICLE III.
CONTRIBUTION AND ALLOCATION




     3.1 FORMULA FOR DETERMINING EMPLOYER'S CONTRIBUTION


     (a) Except as provided in paragraph (b) below, for each Fiscal
Year, the Employer may, in its sole discretion, determine the amount, if any, of any Profit Sharing Contribution to be made by it to the Plan. Such contribution may be made by the Employer regardless of Net Profits or accumulated earnings, and shall be allocated to each Participant's Employer Account. In determining such contribution, the Employer shall be entitled to rely upon an estimate of its Net Profit, of the total Compensation for all Participants, and of the amounts contributable by it. Except as otherwise provided herein, the Employer's determination of such contribution shall be binding on all Participants, and the Administrator and Trustee. The Trustee shall have no right or duty to inquire into the amount of the Employer's contribution or the method used in determining the amount of the Employer's contribution, but shall be accountable only for funds actually received by the Trustee.

     (b) Notwithstanding paragraph (a) above, and except as otherwise required herein, the Employer's Profit Sharing Contribution for each Fiscal Year shall not be less than the amount required to enable the Trust to timely discharge its Current Obligations, even if some or all of such contribution may not be deductible by the Employer under the Code. Unless required by this Section 3.1, the Employer's Profit Sharing Contribution for any Fiscal Year shall not exceed the maximum amount allowable as a deduction to the Employer under the provisions of Code ss. 404. All contributions by the Employer shall be made in cash, Company Stock or in such property as (i) is determined by the Employer, (ii) is acceptable to the Trustee, and, (iii) is permitted by the Act and the Code.

     (c) Notwithstanding paragraph (b) above, to the extent necessary to provide the top heavy minimum allocations required by Article VII, the Employer shall make a Profit Sharing Contribution even if it exceeds the Employer's Net Profit or accumulated earnings or the amount which is deductible under Code ss. 404.

     (d) Except as provided above, any contribution by the Employer to the
Trust Fund is conditioned upon the deductibility of the contribution by the Employer under the Code. To the extent any such deduction is disallowed, the Employer may, within one year following a final determination of the disallowance, whether by agreement with the Internal Revenue Service or by final
decision of a court  of  competent   jurisdiction,   demand   repayment  of
such   disallowed contribution,  and the Trustee  shall return such  contri-
bution within one year following the disallowance, provided such return of contribution is otherwise permitted by the Code. Earnings of the Plan attributable to the excess contribution may not be returned to the Employer, but any losses attributable thereto must reduce the amount so returned.

     (f) In the event the Employer shall make an excessive contribution under a mistake of fact as described in ss. 403(c)(2)(A) of the Act, the Employer may demand repayment of such excessive contribution at any time within one year following the time of payment and the Trustee shall return such amount to the Employer within the one year period. Earnings of the Plan attributable to the excess contributions may not be returned to the Employer, but any losses attributable thereto must reduce the amount so returned.



     3.2 TIME OF PAYMENT OF DISCRETIONARY CONTRIBUTION


     The Employer shall pay to the Trustee its Profit Sharing Contribution for each Fiscal Year within the time prescribed by law, including extensions of time, for the filing of the Employer's federal income tax return for the Fiscal Year. The Employer shall designate the Plan Year to which the contribution relates. To the extent the Trust has Current Obligations, the Employer's Profit Sharing Contribution shall be paid to the Plan in cash in sufficient and timely amounts to meet the terms of such Current Obligations.



     3.3 ACCOUNTING AND ALLOCATION


     (a) The Administrator shall establish and maintain a Participant's Employer Account in the name of each Participant to which the Administrator shall credit, as of each Anniversary Date (or at more frequent intervals as are determined by the Administrator), all amounts to be allocated to each Participant as hereafter set forth. The Administrator may divide the Participant's Employer Account into a Company Stock Account, Other Investments Account and/or Qualified Directed Investment Account.

     (b) (1) The Employer shall provide the Administrator with all information required by the Administrator to make a proper allocation of any Employer's
Profit Sharing Contribution, Forfeitures, Company Stock released from the Unallocated Company Stock Suspense Account or Trust Fund earnings and losses for each Plan Year. Within a reasonable time after the date of receipt by the Administrator of such information, the Administrator shall allocate any such Profit Sharing Contributions, Company Stock released from the Unallocated Company Stock Suspense Account, and Forfeitures (after making any reinstatements required by Section 3.3(e)) to each Participant's Employer Account in the same proportion that each such Participant's Compensation with respect to such Plan Year bears to the total Compensation of all Participants with respect to such Plan Year.

     (2) For purposes of paragraph (b)(1) above, a Participant shall be entitled to an allocation of the Profit Sharing Contribution, Company Stock released from the Unallocated Company Stock Account, and Forfeitures, only if the Participant was an Employee on the last day of the Plan Year (September 30) and if the Participant was credited with more than 500 Hours of Service during the Plan Year. This requirement shall apply even in the Plan Year of death, Total and Permanent Disability and retirement.

     (c) The Company Stock Account of each Participant shall be credited as of each Anniversary Date with the Participant's allocable share (determined pursuant to paragraph (b) above) of Company Stock (including fractional shares) purchased and paid for by the Trust or contributed in kind to the Trust by the Employer. In addition, each Participant's Company Stock Account shall be credited as of each Anniversary Date with Forfeitures of Company Stock and with stock dividends on Company Stock that previously had been allocated to the Participant'sCompany Stock Account. Cash dividends on Company Stock held in a Participant's Company Stock Account shall, in the discretion of the Administrator, be allocated to the Participant's Other Investments Account, paid directly to the Participant, or used to repay an Exempt Loan (provided that Company Stock released from the Unallocated Company Stock Suspense Account and allocated to the Participant's Company Stock Account has a fair market value not less than the amount of cash dividends which would have been allocated to such Participant's Other Investments Account for the Plan Year). Company Stock acquired by the Plan with the proceeds of an Exempt Loan shall be allocated to each Participant's Company Stock Account upon release from the Unallocated Company Stock Suspense Account as provided in Section 3.3(f) below. Company Stock received by the Trust during a Plan Year with respect to a Profit Sharing Contribution by the Employer for the preceding Plan Year shall be allocated to the Company Stock Accounts of Participants as of the Anniversary Date of such preceding Plan Year.

     (d) As of each Anniversary Date or other Valuation Date, before allocation of the (i) Employer's Profit Sharing Contributions, (ii) Company Stock released from the Unallocated Company Stock Suspense Account, and (iii) Forfeitures, any earnings or losses (including net appreciation or net depreciation) of the Trust Fund attributable to the Participants' Other Investments Accounts shall be allocated to the Participants in the same proportion that each Participant's and Former Participant's Other Investments Account, as of the beginning of the Plan Year, bears to the total of all Participants' and Former Participants' adjusted Other Investments Accounts, as of the beginning of the Plan Year. For purposes of this paragraph, a Participant's or Former Participant's Employer Account shall be adjusted and reduced for any withdrawals, disbursements or Forfeitures during the Plan Year in accordance with procedures established by the Administrator. Any Participant who terminated employment during the Plan Year for any reason shall share only in the allocation of earnings or losses. However, if any non-segregated account of a Participant has been distributed in full prior to the allocation provided herein, no earnings and losses shall be credited for that valuation period. See also Section 3.7 regarding the allocation of earnings to Qualified Directed Investment Accounts.

     For purposes of allocating earnings and losses, earnings and losses do not include the interest paid under any installment contract for the purchase of Company Stock by the Trust Fund or on any loan used by the Trust Fund to purchase Company Stock, nor does it include income received by the Trust Fund with respect to Company Stock acquired with the proceeds of an Exempt Loan to the extent such income is used to repay the loan. All income received by the Trust Fund from Company Stock acquired with the proceeds of an Exempt Loan may, in the discretion of the Administrator, be used to repay such loan.

     (e) As of each Anniversary Date or other Valuation Date, any amounts in the Suspense Account that have become Forfeitures during the Plan Year shall first be allocated to reinstate previously forfeited Participant's Employer Account balances of Former Participants, if any, pursuant to Section 6.4(g), and any remainder shall be added to the Employer's Profit Sharing Contribution and allocated among the Participants' Employer Accounts in the same manner as, and in connection with, the allocation of the Employer's Profit Sharing Contribution allocated pursuant to Section 3.3(b) above. However, in the event the allocation of Forfeitures provided herein shall cause the annual addition (as defined in Section 3.4) to any Participant'sEmployer Account to exceed the amount allocable by the Code, the excess shall be reallocated in accordance with Section 3.5. In the event Forfeitures are not sufficient to reinstate a Former Participant's Employer Account, the Employer shall contribute the difference to the Plan, regardless of its deductibility for income tax purposes.

     (f) All Company Stock acquired by the Plan with the proceeds of an Exempt Loan shall be added to and maintained in the Unallocated Company Stock Suspense Account. Such Company Stock shall be released and withdrawn from that account as if all Company Stock in that account were encumbered. For each Plan Year during the duration of the Exempt Loan, the number of shares of the Company Stock released shall equal the number of encumbered shares held immediately before release for the current Plan Year multiplied by a fraction, the numerator of which is the amount of principal paid for the Plan Year and the denominator of which is the sum of the numerator plus the principal to be paid for all future Plan Years. (See Section 4.5 regarding Exempt Loans). As of each Anniversary Date, the Administrator shall consistently allocate to each Participant's Company Stock Account, in the same manner as the Employer's Profit Sharing Contributions are allocated, non-monetary units (i.e., shares and fractional shares of Company Stock) representing each Participant's interest in the Company Stock withdrawn from the Unallocated Company Stock Suspense Account. Notwithstanding the foregoing, Company Stock released from the Unallocated Company Stock Suspense Account with cash dividends pursuant to Section 3.3(c) above shall be allocated to each Participant's Company Stock Account in the same proportion that each such Participant's number of shares of Company Stock sharing in such cash dividends bears to the total number of shares of all Participants' Company Stock sharing in such cash dividends. Income earned with respect to Company Stock in the Unallocated Company Stock Suspense Account may be used, at the discretion of the Administrator, to repay the Exempt Loan used to purchase such Company Stock. Any income which is not so used shall be allocated as income of the Plan.

     (g) If a Former Participant is reemployed after five consecutive One-Year Breaks in Service, then separate accounts shall be maintained as follows:

     (1) One account for nonforfeitable benefits attributable to pre-break service; and

     (2) One account representing his status in the Plan attributable to post-break service.

     (h) If, because of the service requirements in Section 3.3(b)(2), this Plan would otherwise fail to meet the requirements of Code ss.ss. 401(a)(26), 410 or 401(a)(4) and the Regulations thereunder, because Employer Profit Sharing Contributions and/or Forfeitures have not been allocated to a sufficient number or percentage of Participants or Former Participants for a Plan Year, then the following rules shall apply:

     (1) The group of Participants eligible to share in the Employer's Profit Sharing Contribution and/or Forfeitures for the Plan Year shall be expanded to include the minimum number of Participants who would not otherwise be eligible as are necessary to satisfythe applicable test specified above. The specific Participants who shall become eligible under the terms of this paragraph shall be those who are actively employed on the last day of the Plan Year and, when compared to similarly situated Participants, have completed the greatest number of Hours of Service in the Plan Year.

     (2) If after application of paragraph (1) above, the applicable test is still not satisfied, then the group of Participants or Former Participants eligible to share in the Employer's Profit Sharing Contribution and/or Forfeitures for the Plan Year shall be further expanded to include the minimum number of Former Participants who are not actively employed on the last day of the Plan Year as are necessary to satisfy the applicable test. The specific
Former Participants who shall become eligible to share shall be those Former Participants, when compared to similarly situated Former Participants, who have completed the greatest number of Hours of Service in the Plan Year before terminating employment.

     (3) Nothing in this Section shall permit the reduction of a Participant's Employer Account. Therefore, any amounts that have previously been allocated to Participants or Former Participants may not be reallocated to satisfy these requirements. In such event, the Employer shall make an additional contribution equal to the amount such affected Participants or Former Participants would have received had they been included in the allocations, even if it exceeds the amount which would be deductible under Code ss. 404. Any adjustment to the allocations pursuant to this paragraph shall be considered a retroactive amendment adopted by the last day of the Plan Year.



         3.4      MAXIMUM ANNUAL ADDITIONS


                  (a) Notwithstanding Section 3.3, the maximum "annual additions" credited to a Participant's Employer Account for any "limitation year" shall equal the lesser of: (1) $30,000.00 (or, if greater, one-fourth of the dollar limitation in effect under Code ss. 415(b)(1)(A)), or (2) 25% of the Participant's Compensation for such "limitation year", as adjusted from time to time as in Section 3.4(e) below. The dollar amount provided in (1) above (the $30,000.00 limit) shall be increased by the lesser of the dollar amount determined under (a)(1) above or the amount of Company Stock contributed, or purchased with cash contributed. The dollar amount shall be increased provided no more than one-third of the Employer's contributions for the Plan Year are allocated to "highly compensated employees", as defined in Code ss. 414(q).

                  (b) For purposes of applying the limitations of Code ss. 415, "annual additions" means the sum credited to a Participant's Employer Account for any "limitation year" of: (1) Employer Profit Sharing Contributions; (2) Employee contributions; (3) Forfeitures; (4) amounts allocated to an individual medical account, as defined in Code ss. 415(l)(1) which is part of a pension or annuity plan maintained by the Employer; and (5) except for purposes of subsection (a)(2) above, amounts derived from contributions paid or accrued which are attributable to post-retirement medical benefits allocated to the separate account of a Key Employee (as defined in Code ss. 419(A)(d)(3)) or under a welfare benefit plan (as defined in Code ss. 419(e)) maintained by the Employer. The Compensation percentage limitation referred to in Section 3.4(a) above shallnot apply to any contribution for medical benefits (within the meaning of Code ss. 419(f)(2) after separation from service which is otherwise treated as an annual addition, or any amount otherwise treated as an annual addition under Code ss. 415(1)(l).

                  (c) For purposes of applying the limitations of Code ss. 415, the following are not "annual additions": (1) transfer of funds from one qualified plan to another; (2) rollover contributions (as defined in Code ss.ss. 402(a)(5), 403(a)(4), 403(b)(8) and 408(d)(3)); (3) repayments of distributions received by an Employee pursuant to Code ss. 411(a)(7)(B) (cash-outs); (4) repayments of distributions received by an Employee pursuant to Code ss. 411(a)(3)(D) (mandatory contributions); (5) Employee contributions to a simplified employee pension excludable under Code ss. 408(k)(6); (6) deductible Employee contributions to a qualified Plan; and (7) provided no more than one-third of the Employer Profit Sharing Contributions for the Plan Year are allocated to "highly compensated employees," Forfeitures of Company Stock purchased with the proceeds of an Exempt Loan and Employer contributions applied to the payment of interest on an Exempt Loan.

     (d) For purposes of applying the limitations of Code ss. 415, the "limitation year" shall be the Plan Year.

                  (e) The limitation stated in paragraph (a)(1) above shall be adjusted annually as provided in Code ss. 415(d) pursuant to Regulations. The adjusted limitation is effective as of January 1 of each calendar year and is applicable to "limitation years" ending with or within that calendar year.

                  (f) For purposes of this Section, all qualified defined benefit plans (whether terminated or not) ever maintained by the Employer shall be treated as one defined benefit plan, and all qualified defined contribution plans (whether terminated or not) ever maintained by the Employer shall be treated as one defined contribution plan.

     (g) For purposes of this Section, all Employees of any Affiliated Employers shall be considered to be employed by a single Employer.

                  (h) (1) If a Participant participates in more than one defined contribution plan maintained by the Employer which have different Anniversary Dates, the maximum "annual additions" under this Plan shall equal the maximum "annual additions" for the "limitation year" minus any "annual additions" previously credited to such Participant's Employer Account during the "limitation year."

     (2) If a Participant participates in both a defined contribution plan subject to Code ss. 412 and a defined contribution plan not subject to Code ss. 412 maintained by the Employer which have the same Anniversary Date, "annual additions" will be credited to the Participant's account under the defined contribution plan subject to Code ss. 412 prior to crediting "annual additions" to the Participant's account under a defined contribution plan not subject to Code ss. 412.

     (3) If the Administrator allocated to a Participant's account the excess of the Participant's "annual additions" for the "limitation year" over the maximum allowable "annual additions" for such year, the Administrator shall attribute the excess allocated as of such Anniversary Date to the 401(k) profit sharing plan maintained by the Employer. Any such excess shall be determined after any "annual additions" credited under subparagraphs (1) or (2) above.

                  (i) Except as otherwise provided herein, if an Employee is (or has been) a Participant in one or more defined benefit plans and one or more defined contribution plans maintained by the Employer, the sum of the defined benefit plan fraction and the defined contribution plan fraction for any "limitation year" may not exceed 1.0.

                  (j) The defined benefit plan fraction for any "limitation year" is a fraction, the numerator of which is the "projected annual benefit" of the Participant under all defined benefit plans (whether or not terminated) maintained by the Employer (determined as of the close of the "limitation year"), and the denominator of which is the lesser of 125% of the dollar limitation determined for the "limitation year" under Code ss.ss. 415(b) and (d) or 140% of the highest average compensation, including any adjustments under Code ss. 415(b).

                  (k) The defined contribution plan fraction for any "limitation year" is a fraction, the numerator of which is the sum of the "annual additions" to the Participant's Employer Account as of the close of the "limitation year", and the denominator of which is the sum of the lesser of the following amounts determined for such year and each prior year of service with the Employer; (i) the product of 1.25 multiplied by the dollar limitation in effect under Code ss. 415(c)(1)(A) for such "limitation year" (determined without regard to Code ss. 415(c)(6)); or (ii) the product of 1.4 multiplied by the amount which may be taken into account under Code ss. 415(c)(1)(B) for such "limitation year".

                  (l) Notwithstanding the foregoing, for any "limitation year" in which the Plan is a Top Heavy Plan, 1.0 shall be substituted for 1.25 in paragraph (j) and (k) unless an extra minimum allocation is provided. However, for any "limitation year" in which the Plan is a Super Top Heavy Plan, 1.0 shall be substituted for 1.25 in any event.

                  (m) If the sum of the defined benefit plan fraction and the defined contribution plan fraction shall exceed 1.0 in any "limitation year" for any Participant in this Plan for reasons other than described in (n) below, the Administrator shall limit, to the extent necessary, the "annual additions" to such Participant's Employer Accounts for such "limitation year". If, after limiting the "annual additions to such Participant's Employer Accounts for the "limitation year", the sum of the defined benefit plan fraction and the defined contribution plan fraction still exceed 1.0, the Administrator shall then adjust the numerator of the defined benefit plan fraction so that the sum of both fractions shall not exceed 1.0 in any "limitation year" for such Participant.

                  (o) If: (1) the substitution of 1.00 for 1.25 above, or (2) the excess benefit accruals or "annual additions" provided for in Internal Revenue Service Notice 82-19 cause the 1.0 limitation to be exceeded for any Participant in any "limitation year", such Participant shall be subject to the following restrictions for each future "limitation year" until the 1.0 limitation issatisfied: (A) the Participant's accrued benefit under the defined benefit plan shall not increase, (B) no "annual additions" may be credited to a Participant's Employer Account, and (C) no Employee contributions (voluntary or mandatory) shall be made under any defined benefit plan or any defined contribution plan of the Employer.



         3.5      ADJUSTMENT FOR EXCESSIVE ANNUAL ADDITIONS


                  (a) If, as a result of a reasonable error in estimating a Participant's Compensation or other facts and circumstances to which Regulation ss. 1.415-6(b)(6) shall be applicable, the "annual additions" under this Plan would cause the maximum "annual additions" to be exceeded for any Participant, the Administrator shall (1) hold any "excess amount" in a "Section 415 suspense account"; (2) allocate and reallocate the "Section 415 suspense account" in the next "limitation year" (and succeeding "limitation years" if necessary) to all Participants in the Plan before any Employer or Employee contributions which would constitute "annual additions" are made to the Plan for such "limitation year"; and (3) reduce the Employer's Profit Sharing Contributions to the Plan for such "limitation year" by the amount of the "Section 415 suspense account" allocated and reallocated during such "limitation year".

                  (b) For purposes of this Article, "excess amount" for any Participant for a "limitation year" shall mean the excess, if any, of: (1) the "annual additions" which would be credited to his account under the terms of the Plan without regard to the limitations of Code ss. 415, over (2) the maximum "annual additions" determined pursuant to Section 3.4.

                  (c) For purposes of this Section, "Section 415 suspense account" shall mean an unallocated account equal to the sum of "excess amounts" for all Participants in the Plan during the "limitation year". The "Section 415 suspense account" shall not share in any earnings or losses of the Trust Fund.

     (d) The Plan may not distribute "excess amounts" to Participants or Former Participants.



         3.6      TRANSFERS FROM QUALIFIED PLANS


         This Plan shall not accept transfers or rollovers from other qualified retirement plans.



         3.7      QUALIFIED DIRECTED INVESTMENT ACCOUNT


                  (a) Each Qualified Participant may elect within 90 days after the close of each Plan Year during the Qualified Election Period to direct the Trustee in writing as to the investment of 25% of the total number of shares of Company Stock acquired by or contributed to the Plan that have ever been allocated to the Participant's Company Stock Account of such Qualified Participant (reduced by the number of shares of Company Stock previously reinvested pursuant to this Section 3.7). In the last Plan Year of the Qualified Election Period, 50% shall be substituted for 25% in the preceding sentence. Furthermore, the rules of Code ss. 401(a)(28) are incorporated herein by reference.
                  (b) Notwithstanding Section 3.7(a), if the fair market value (determined as of the Valuation Date immediately preceding the beginning of the 90 day election period) of Company Stock acquired by or contributed to the Plan that has ever been allocated to the Participant's Company Stock Account of the Qualified Participant is less than $500.00, then such Participant's Company Stock Account shall not be subject to the diversification requirements of this
Section 3.7.

                  (c) A separate Qualified Directed Investment Account shall be established by the Administrator for any Qualified Participant that makes a diversification election pursuant to this Section 3.7. Such Qualified Directed Investment Account shall not share in the earning or losses of the Trust Fund with respect to the Company Stock so diversified, but instead shall be credited or debited with only the earnings or losses attributable to the investments directed pursuant to Section 3.7(d) below.

                  (d) The Administrator shall select at least three investment options that shall be available to Qualified Participants for reinvestment of the portion of their Participant's Company Stock Account diversified pursuant to
Section 3.7(a). A Qualified Participant shall have the right to direct the portion of his Participant's Company Stock Account that has been diversified into at least one of the three available options. A Qualified Participant may change his investment option at least once a Plan Year in accordance with procedures established by the Administrator. If the Administrator permits a change of investment options only once a year, such change shall be made during the first 90 days of the Plan Year. The Administrator and Trustee shall complete a Qualified Participant's election under Section 3.7(a) or change his investment option pursuant to this Section 3.7(d) within 90 days of receipt of written notice from the Qualified Participant. Alternately, in lieu of establishing the three investment options, the Administrator may authorize and direct the Trustee to distribute the Company Stock subject to the diversification elections within 90 days after the close of the Plan Year.

                  (e) In the event a Qualified Participant directs a portion of his Participant's Employer Account pursuant to this Section 3.7, such Qualified Participant shall not have, with respect to such directed portion, the right to demand Company Stock pursuant to Code ss.409(h)(1)(A) and Section 7.7 of this Plan.




ARTICLE IV.
FUNDING AND INVESTMENT POLICY




         4.1      INVESTMENT POLICY


     (a) The Plan is designed to invest primarily in Company Stock.

                  (b) Notwithstanding paragraph (a) above, the Administrator may also direct the Trustee to invest in other property described in the Trust or the Trustee may hold such funds in cash or cash equivalents.

                  (c) The Administrator may direct the Trustee to invest a portion of the Trust Fund in insurance policies on the life of any "keyman" Employee. The proceeds of a "keyman" insurance policy may not be used for the repayment of any indebtedness owed by the Plan which is secured by Company Stock. In the event any "keyman" insurance is purchased by the Trustee, the premiums paid thereon during any Plan Year, net of any policy dividends and increases in cash surrender values, shall be treated as the cost of the Plan's investment and any death benefit or cash surrender value received shall be treated as proceeds from an investment of the Plan.

                  (d) The Plan may not obligate itself to acquire Company Stock from a particular holder thereof at an indefinite time determined upon the happening of an event such as the death of the holder.

                  (e) The Plan may not obligate itself to acquire Company Stock under a put option binding upon the Plan. However, at the time a put option is exercised by the Employer, the Plan may be given an option to assume the rights and obligations of the Employer under a put option binding upon the Employer.

                  (f) All purchases of Company Stock shall be made at a price which, in the judgment of the Administrator, does not exceed the fair market value thereof. All sales of the Company Stock shall be made at a price which, in the judgment of the Administrator, is not less than the fair market value thereof. The valuation rules set forth in Article V and Code ss. 401(a)(28) shall be applicable to all such purchases and sales.



         4.2      EMPLOYER SECURITIES


                  The Plan is designed to invest in "qualifying Employer securities" as that term is defined in the Act, provided, however, that immediately after the acquisition of such qualifying Employer securities, the fair market value of such securities in the Trust Fund shall not exceed 100% of the fair market value of all assets in the Trust Fund.



         4.3      APPLICATION OF CASH


                  Employer contributions in cash and other cash received by the Trust Fund shall first be applied to pay any Current Obligations of the Trust Fund.



         4.4      TRANSACTIONS INVOLVING COMPANY STOCK


                  (a) No portion of the Trust Fund attributable to (or allocable in lieu of) Company Stock acquired by the Plan in a sale to which Code ss. 1042 applies may accrue, or be allocated directly or indirectly under any plan maintained by the Employer meeting the requirements of Code ss. 401(a):

     (1)During the Nonallocation Period, for the benefit of:

     (i)Any taxpayer who makes an election under Code ss. 1042(a) with respect to
                                    Company Stock; or

     (ii)Any individual who is related to the taxpayer within the meaning of Code ss. 267(b), or

                           (2)For the benefit of any other person who owns (after application of Code ss. 318(a), applied without regard to the employee trust exemption in Code ss. 318(a)(2)(B)(i)) more than 25% of:

     (i)Any class of outstanding stock of the Employer or Affiliated Employer which issued such Company Stock, or

     (ii)The total value of any class of outstanding stock of the Employer or Affiliated Employer.

                  (b) Subparagraph (a)(1)(ii) (relating to family attribution rules) shall not apply to lineal descendants of the taxpayer, provided that the aggregate amount allocated to the benefit of all such lineal descendants during the Nonallocation Period does not exceed more than 5% of the Company Stock (or amounts allocated in lieu thereof) held by the Plan which are attributable to a sale to the Plan by any person related to such descendants (within the meaning of Code ss. 267(c)(4)) in a transaction to which Code ss. 1042 is applied.

                  (c) A person shall be treated as failing to meet the 25% stock ownership limitation under paragraph (a)(2) above if such person fails such limitation:

     (1)At any time during the one year period ending on the date of sale of Company Stock to the Plan, or

     (2)On the date as of which Company Stock is allocated to Participants in the Plan.



         4.5      LOANS TO THE TRUST


                  (a) The Plan may borrow money for any lawful purpose, provided the proceeds of an Exempt Loan are used within a reasonable time after receipt only to:

                           (1)      Acquire Company Stock;

                           (2)      Repay an Exempt Loan; or

                           (3)      Repay a prior Exempt Loan.

                  (b) All loans to the Trust which are made or guaranteed by a disqualified person must satisfy all requirements applicable to Exempt Loans under Code ss. 4975(d)(2) and Regulationss. 34.4975-7(b)(1) and Department of Labor Regulation ss. 2550.402(b)-3 including, but not limited to, the following:

                           (1)The loan must be at a reasonable rate of interest;

                           (2)The amount of interest paid shall not exceed the amount of each payment which would be treated as interest under standard loan amortization tables;

                           (3)Any collateral pledged to the creditor by the Plan shall consist only of the Company Stock purchased with the borrowed funds;

                           (4)Under the terms of the loan, any pledge of Company Stock shall provide for the release of shares so pledged on a pro-rata basis pursuant to Section 3.3(f);

                           (5)Under the terms of the loan, the creditor shall have no recourse against the Plan except with respect to such collateral, earnings attributable to such collateral, Employer contributions (other than contributions of Company Stock) that are made to meet Current Obligations and earnings attributable to such contributions;

     (6)The loan must be for a specific term and may not be payable at the demand of any person, except in the case of default;

                           (7)The term of the loan (including the sum of the expired duration of the loan, any renewal period, any extension period, and the duration of any new loan) shall not exceed ten (10) years;

                           (8)The loan must provide for annual payments of principal and interest at a cumulative rate that is not less rapid at any time than level annual payments of such amounts for ten (10) years;

                           (9)In the event of default upon an Exempt Loan, the value of the Trust Fund transferred in satisfaction of the Exempt Loan shall not exceed the amount of default. If the lender is a disqualified person, an Exempt Loan shall provide for a transfer of Trust Funds upon default only upon and to the extent of the failure of the Plan to meet the payment schedule of the Exempt Loan; and

                           (10)Exempt Loan payments during a Plan Year must not exceed an amount equal to: (A) the sum, over all Plan Years, of all contributions and cash dividends paid by the Employer to the Plan with respect to such Exempt Loan and earnings on such Employer contributions and cash dividends, less (B) the sum of the ExemptLoan payments in all preceding Plan Years. A separate accounting shall be maintained for such Employer contributions, cash dividends and earnings until the Exempt Loan is repaid.




ARTICLE V.
VALUATIONS




         5.1      VALUATION OF THE TRUST FUND


                  The Administrator shall direct the Trustee, as of each Anniversary Date, and at such other Valuation Dates determined necessary by the Administrator in its discretion, to determine the net worth of the assets comprising the Trust Fund as it exists on the Anniversary Date or Valuation Date prior to taking into consideration the Employer's Profit Sharing Contribution to be allocated for that Plan Year. In determining such net worth, the Trustee shall value the assets comprising the Trust Fund at their fair market value as of the Anniversary Date or Valuation Date and shall deduct all expenses for which the Trustee has not yet obtained reimbursement from the Employer or the Trust Fund.

                  Determination of fair market value shall be made in good faith and based on all relevant factors for determining the fair market value of the asset. In the case of securities issued by the Employer, the valuation shall consider the entire block of Employer securities owned by the Trust Fund.

                  In determining the value of any security, if the security is traded on a national exchange, the Trustee shall consider the price at which it was last traded. With respect to any unlisted security held in the Trust Fund, the bid price next preceding the close of business on the Valuation Date shall be considered. All valuations of Company Stock which is not readily tradeable on an established securities market shall be made by an independent appraiser that meets the requirements of Code ss. 401(a)(28)(c).



         5.2      METHOD OF EVALUATION


                  Valuations must be made in good faith and based on all relevant factors for determining the fair market value of securities. In the case of a transaction between a Plan and a disqualified person, value must be determined as of the date of the transaction. For all other Plan purposes, value must be determined as of the most recent Valuation Date under the Plan. An independent appraisal will not in itself be a good faith determination of value in the case of a transaction between the Plan and a disqualified person. However, in other cases, a determination of fair market value based on at least an annual appraisal independently arrived at by a person who customarily makes such appraisals and who is independent of any party to the transaction will be deemed to be a good faith determination of value.




ARTICLE VI.
DETERMINATION AND DISTRIBUTION OF BENEFITS




         6.1      DETERMINATION OF BENEFITS UPON RETIREMENT


                  (a) As of and after a Participant's Normal Retirement Date or Early Retirement Date, a Participant may request a distribution of his Participant's Employer Account, provided he has terminated his employment with the Employer. As of the attainment of Normal Retirement Age and Early Retirement Age, such Participant's Employer Account shall become 100% vested and distributable. Participants shall be permitted to continue participation in the Plan after their Normal Retirement Date. The form of distribution shall be made pursuant to Section 6.5.

                  (b) Effective February 15, 1996, upon a request for a retirement distribution, unless a Participant or Former Participant elects a later distribution date, distribution of the Participant's Employer Account shall be made or commence as soon as administratively practicable after receipt of such request.



         6.2      DETERMINATION OF BENEFITS UPON DEATH.


                  (a) Upon the death of a Participant before his Retirement Date or other termination of employment, all amounts credited to such Participant's Employer Account shall become 100% Vested. The form of distribution shall be made pursuant to Section 6.6.

                  (b) The Administrator may require such proper proof of death and such evidence of the right of any person to receive payment of the value of the Participant's Employer Account of a deceased Participant or Former Participant as the Administrator may deem desirable. The Administrator's determination of death and of the right of any person to receive payment shall be conclusive.

                  (c) Unless otherwise elected and consented to in the manner prescribed in Code ss. 417(a)(2), the Beneficiary of the death benefit of a married Participant shall be the Participant's spouse. However, the Participant, if married, may designate a Beneficiary other than his spouse if:

     (1) The spouse has validly waived her right to be the Participant's Beneficiary pursuant to Code ss. 417(a)(2); or

     (2) The spouse cannot be located.

     The designation of a Beneficiary by a Participant (whether married or single) shall be made on a form satisfactory to the Administrator. A Participant may at any time revoke his designation of a Beneficiary or change his
Beneficiary by filing notice of such revocation or change with the Administrator. However, if married, the Participant's spouse must again consent in writing to any change in Beneficiary unless the original consent acknowledges that the spouse had the right to limit consent only to a specific Beneficiary and that the spouse voluntarily electedto relinquish such right. In the event a Participant has no spouse and no valid designation of Beneficiary exists at the time of the Participant's death, the Participant's Employer Account shall be payable in the following order:

     (1) To his lineal descendants, per stirpes, including his legally adopted children,

     (2) To his lineal ascendents, per capita, that survive the Participant, and

     (3) To his estate.

          (d) Effective February 15, 1996, unless the Beneficiary elects a later distribution date, distribution of the Participant's Employer Account shall be made or commence as soon as administratively practicable in the calendar quarter following the calendar quarter in which the Beneficiary requests a distribution and the Administrator determines the Beneficiary is entitled to a distribution.



         6.3      DETERMINATION OF BENEFITS IN EVENT OF DISABILITY


         (a) Upon a Participant's Total and Permanent Disability prior to his Retirement Date or other termination of employment, all amounts credited to such Participant's Employer Account shall become 100% Vested. The form of distribution shall be made pursuant to Section 6.5.

         (b)  Effective  February  15,  1996,  upon a  request  for a Total  and
Permanent Disability distribution, unless a Participant elects a later distribution date, distribution of the Participant's Employer Account shall be made or commence as soon as administratively practicable in the calendar quarter following the calendar quarter in which the Participant requests a distribution and the Administrator determines the Participant is entitled to a distribution.



         6.4      DETERMINATION OF BENEFITS UPON TERMINATION


         (a) If a Participant's employment with the Employer terminates for any reason other than death, Total and Permanent Disability, or retirement, his participation in the Plan shall terminate as of the Anniversary Date of the Plan Year in which he terminates employment. The amount of the Terminated
Participant's Employer Account which is not Vested shall be credited to the Suspense Account, pending Forfeiture, as of the date of termination of employment.

         (b) A  Terminated  Participant  must give his  written  consent  to any distribution if the value (determined as of the date of distribution) of any distribution exceeds $3,500.00. Notwithstanding the foregoing, the Administrator, in its discretion, may distribute the Participant's Employer Account of a Terminated Participant without the Participant's consent if the value (determined as of the date of distribution) of such Participant's Employer Account is less than $3,500.00. The form of distribution under this Section 6.4 shall be made pursuant to Section 6.5.

         (c) For purposes of this Section 6.4, if a Terminated Participant's Vested balance in his Participant's Employer Account is zero, the Terminated Participant shall be deemed to have received a distribution of such Vested account balance upon termination of employment.

         (d) Effective for terminations of service occurring on and after February 15, 1996, upon a request for a termination of service distribution, unless a Former Participant elects a later distribution commencement date, distribution of the Participant's Employer Account shall commence not later than the last day of the Plan Year which is the fifth Plan Year after the Plan Year in which the Participant otherwise separated from service with the Employer, unless the Participant is reemployed by the Employer before distribution is otherwise required by this paragraph. The rules of Code ss.409(o) are incorporated herein by reference. See Section 6.5.

         (e) The Vested portion of any Participant's Employer Account shall be a percentage of the total amount credited to such Participant's Employer Account determined on the basis of the Participant's number of Years of Service according to the following schedule:

                                Vesting Schedule

                           Years of Service          Percentage

                           Less than 3                   0%
                           3                            20%
                           4                            40%
                           5                            60%
                           6                            80%
                           7 or more                   100%

          (f) The computation of a Participant's Vested percentage of his interest in the Plan shall not be reduced as the result of any direct or indirect amendment to this Plan. In the event that this Plan is amended to change or modify any vesting schedule, a Participant with at least three Years of Service as of the expiration date of the election period provided herein may elect to have his Vested percentage computed under the Plan without regard to such amendment. If a Participant fails to make such election, then such Participant shall be subject to the amended vesting schedule. The Participant's election period shall commence on the adoption date of the amendment and shall end 60 days after the latest of:

     (1) The adoption date of the amendment;

     (2) The effective date of the amendment; or

     (3) The date the Participant received written notice of the amendment from the Employer or Administrator.

          (g) (1) If any Former Participant shall be reemployed by the Employer before a One-Year Break in Service occurs, he shall continue to participate in the Plan in the same manner as if such termination had not occurred.

     (2) If any Former Participant shall be reemployed by the Employer before five consecutive One-Year Breaks in Service, and such Former Participant had received a distribution of his entire Vested Participant's Employer Account prior to his re-employment, his forfeited Participant's Employer Account shall be reinstated only if he repays the full amount distributed to him, prior to the fifth anniversary of his date of reemployment. In the event the Former Participant does repay the full amount distributed to him, the undistributed portion of the Participant's Employer Account must be restored in full, unadjusted by any gains or losses occurring subsequent to the Anniversary Date or other Valuation Date preceding his termination. See Section 3.3 regarding the reinstatement of Participant's Employer Accounts.

     (3) If any Former Participant is reemployed after a One-Year Break in Service has occurred, Years of Service shall include Years of Service prior to his One-Year Break in Service subject to the following rules:

     (i) If any non-Vested, Former Participant (i.e., had less than seven years of Service at his termination of service) has a One-Year Break in Service (but less than five consecutive One-Year Breaks in Service) he shall immediately be eligible to participate in the Plan, and shall enter the Plan on his date of reemployment. Except as provided below, Years of Service before and after his One-Year Break in Service shall be recognized for vesting purposes with respect to his Participant's Employer Account attributable to both pre-break and post-break service.

     (ii) After the greater of (A) five consecutive One-Year Breaks in Service, or (B) a number of One-Year Breaks in Service equal to the Former Participant's pre-break Years of Service, the Vested Participant's Employer Account attributable to post-break Years of Service shall not be increased as a result of pre-break Years of Service pursuant to Code ss. 411(a)(6)(D)(i);

     (iii)  After  five  consecutive   One-Year  Breaks  in  Service,  a  Former
Participant's Vested Participant's Employer Account balance attributable to pre-break service shall not be increased as a result of post-break service; and

     (iv) If a non-Vested, Former Participant incurs five consecutive One-Year Breaks in Service, he must again satisfy the requirements of Sections 2.1 and
2.2 in order to become eligible for and enter the Plan; and



         6.5      DISTRIBUTION OF LIFETIME BENEFITS


          (a) Effective February 15, 1996, distribution of a Participant's Employer Account on account of retirement (Section 6.1) or Total and Permanent Disability (Section 6.3) shall be made in cash or in kind (as determined by the Administrator, but subject to Section 6.7)in one lump sum, or in a fixed number of quarterly, semiannual or annual installments over a period not to exceed the Participant's life expectancy (or the life expectancy of the Participant and his designated Beneficiary).

         Effective February 15, 1996, with respect to distributions to Participants that have terminated employment and have requested a distribution pursuant to Section 6.4, unless the Participant elects in writing a longer distribution period, such distribution of the Participant's Employer Account made pursuant to Section 6.4, may be distributed in cash or in kind, (as determined by the Administrator, but subject to Section 6.7) in substantially equal periodic payments (not less frequently than annually) over a period of five years. In the case of a Participant with a Participant's Employer Account in the Plan in excess of $500,000, the five year period shall be extended one additional year (up to an additional five) for each $100,000, or fraction thereof, by which such account exceeds $500,000. Such dollar amounts shall be adjusted at the same time and in the same manner as provided in Code ss. 415(d).

          (b) If the value of the vested portion of the Participant's Employer Account is less than $3,500, the Administrator, in its discretion, may direct the immediate distribution of such Participant's Employer Account in a single, lump sum payment without such Participant's consent. However, the vested portion of the Participant's Employer Account may not be paid without his written consent if the value exceeds $3,500 and distribution commences prior to his Normal Retirement Date. Failure to consent shall be deemed to be an election to defer the commencement of payment of any benefit.

          (c) Notwithstanding this Section 6.5, cash dividends on shares of Company Stock allocable to Participant's Company Stock Accounts may be paid pursuant to Section 3.3 to Participants or Beneficiaries within 90 days after the close of the Plan Year in which the dividend is paid.

          (d) Any part of a Participant's Employer Account which is retained in the Plan after the Anniversary Date on which his participation in the Plan terminates will continue to be treated as a Company Stock Account, Other Investments Account or Qualified Directed Investment Account. However, none of those accounts shall be credited with any further Employer Profit Sharing Contributions or Forfeitures.

          (e) Notwithstanding any provision in this Agreement to the contrary, a Participant's Employer Account shall be distributed to him not later than April 1 following the calendar year in which the Participant attains age 70 1/2. Alternatively, installment distributions to a Participant must begin no later than the April 1 following the calendar year in which the Participant attains age 70 1/2 and must be made over a period not to exceed the life of the Participant (or the lives of the Participant and his designated Beneficiary) or the life expectancy of the Participant (or the life expectancy of the Participant and his designated Beneficiary).

          (f) If the Participants' Employer Account is to be distributed in other than a lump sum, then the amount to be distributed each year must be at least an amount equal to the quotient obtained by dividing the Participant's Employer Account by the life expectancy of theParticipant or the joint and last survivor expectancy of the Participant and his designated Beneficiary.

          (g) If a Participant's retirement benefit is to be distributed to him and his Beneficiaries over a period in excess of the Participant's then life expectancy, the then present value of the payments to be made over the period of the Participant's then life expectancy must be more than 50% of the present value of the total payments to be made to the Participant and his Beneficiaries.

          (h) If a distribution is one to which Code ss.ss. 401(a)(11) and 417 do not apply, such distribution may commence less than thirty (30) days after the notice required under Regulation ss. 1.411(a)-11(c) is given, provided that:
(1) the Administrator clearly informs the Participant that the Participant has a right to a period of at least thirty (30) days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option, and (2) the Participant, after receiving the notice, affirmatively elects a distribution.

          (i) In no event shall a distribution required by this Article VI be distributed later than 180 days after the Anniversary Date for the Plan Year in which such distribution is to be made. However, unless otherwise elected in writing by the Former Participant (such election may not result in a death benefit that is more than incidental), a distribution shall begin not later than the 60th day after the close of the Plan Year in which the latest of the following events occurs.

     (i) The date on which the Participant attains his Normal Retirement Age;

     (ii) The 10th anniversary of the year in which the Participant commenced participation in the Plan; or

     (iii) The date the Participant terminates his service with the Employer.



         6.6      DISTRIBUTION OF BENEFITS UPON DEATH


          (a) Effective February 15, 1996, distribution of a Participant's Employer Account to the Participant's Beneficiary in accordance with Section 6.2 shall be made in cash or in kind (as determined by the Administrator, but subject to Section 6.7) in one lump sum, or in a fixed number of quarterly, semiannual or annual installments. However, the commencement date and distribution shall be subject to paragraphs (c), (d) and (e) and the applicable provisions of Code ss.401(a)(9).

          (b) If the value of the deceased Participant's Employer Account is less than $3,500.00, the Administrator, in its discretion, may direct the immediate distribution of such amount in a single lump sum payment to the Participant's Beneficiary. If the value exceeds$3,500.00, an immediate distribution of the entire amount may be made to the Beneficiary, provided such Beneficiary consents in writing to such distribution.

          (c) If the distribution of a Participant's Employer Account has begun in accordance with Section 6.5 and the Participant dies before his entire interest has been distributed to him, the remaining portion of such Participant's Employer Account shall be distributed at least as rapidly as under the method of distribution in effect under Section 6.5 as of his date of death.

          (d) If a Participant dies before he has begun to receive any distributions of his interest under the Plan, his death benefit generally shall be distributed to his Beneficiaries within 5 years after his death.

          (e) The 5-year distribution requirement of Section 6.6(d) above shall not apply to any portion of the deceased Participant's Employer Account which is payable to or for the benefit of a designated Beneficiary. In such event, such portion may, in the discretion of the Beneficiary, be distributed over a period not to exceed the life expectancy of such designated Beneficiary provided such distribution begins not later than one year after the date of the Participant's death (or such later date as may be prescribed by Regulations).

     Notwithstanding the paragraph above, in the event the Participant's spouse is his Beneficiary, the requirement that distributions commence within one year of a Participant's death shall not apply. In lieu thereof, such distribution must commence no later than the date on which the deceased Participant would have attained age 70 1/2. If the surviving spouse dies before the distributions to such spouse begin, then the 5-year distribution requirement of Section 6.6(d) shall apply as if the spouse were the Participant.



         6.7      HOW PLAN BENEFIT WILL BE DISTRIBUTED


          (a) Distribution of a Participant's Employer Account may be made in cash or Company Stock or both (as determined by the Administrator), provided, however, that if a Participant or Beneficiary so demands, such benefit (other than Company Stock sold and reinvested pursuant to Section 3.7) shall be distributed only in the form of Company Stock. Prior to making a distribution of benefits, the Administrator shall advise the Participant or his Beneficiary, in writing, of the right to demand that benefits be distributed solely in Company Stock.

          (b) If a Participant or Beneficiary demands that benefits be distributed solely in Company Stock, distribution of a Participant's Employer Account will be made entirely in whole shares or other units of Company Stock. Any balance in a Participant's Other Investments Account will be applied to acquire for distribution the maximum number of whole shares or other units of Company Stock at the then fair market value. Any fractional unit value unexpended will be distributed in cash. If Company Stock is not available for purchase by the Trustee, then the Trustee shall hold such balance until Company Stock is acquired and then make such distribution, subject to this Article VI.

          (c) The Trustee will make distributions from the Trust only on instructions from the Administrator.



         6.8      IN SERVICE DISTRIBUTION


          (a) At such time as a Participant becomes 100% Vested, such Participant may request once each Plan Year a distribution not to exceed five percent (5%) of the value of such Participant's Employer Account, determined as of the Anniversary Date or Valuation Date immediately preceding such request. Such Participant shall continue to participate in the Plan provided the Participant continues to meet the eligibility requirements of Article II.

          (b) In service distributions pursuant to this Section shall be made in one lump payment, in cash or in kind (as determined by the Administrator), but the provisions of Sections 6.7 and 6.12 shall apply to in service distributions permitted by this Section 6.8.

          (c) Requests for in service distributions under this Section 6.8 shall be made by the Participant to the Administrator on a form to be supplied by the Administrator. The Administrator is authorized to, and shall, promulgate procedures from time to time which govern in service distributions, including the times of the Plan Year during which in service distributions may be requested.

          (d) This Section 6.8 shall be effective as soon as administratively practicable after the completion of the Employer's initial public offering of the Company Stock.



         6.9      DISTRIBUTION FOR MINOR BENEFICIARY


          In the event a distribution is to be made to a minor, then the Administrator may, in his sole discretion, direct that such distribution be paid to the legal guardian, or, if none, to a parent of such Beneficiary or a responsible adult with whom the Beneficiary maintains his residence, or to the custodian for such Beneficiary under the Uniform Gift to Minors Act or Gift to Minors Act, if such is permitted by the laws of the state in which said minor Beneficiary resides. Such payment to the legal guardian or parent of a minor Beneficiary shall fully discharge the Trustee, Employer, Administrator and Plan from further liability on account thereof.



         6.10     LOCATION OF PARTICIPANT OR BENEFICIARY UNKNOWN


          In the event that all, or any portion, of the distribution payable to a Participant or his Beneficiary hereunder shall, at the expiration of five years after it shall become payable, remain unpaid solely by reason of the inability of the Administrator, after sending a registered letter, return receipt requested, to the last known address, and after further diligent effort, to ascertain the whereabouts of such Participant or his beneficiary, the amount so distributable shall be forfeited and shall be used to reduce the cost of the Plan. In the event a Participant or Beneficiary is located subsequent to his benefit being forfeited, such benefit shall be restored.



         6.11     LIMITATIONS ON BENEFITS AND DISTRIBUTIONS


          All rights and benefits, including elections, provided to a Participant in this Plan shall be subject to the rights afforded to any "alternate payee" under a "qualified domestic relations order" as that term is defined in Code ss. 414(p).



         6.12     DIRECT ROLLOVERS


          If and only if a Distributee is eligible to receive a distribution pursuant to this Article VI, the Distributee may elect, at the time and in the manner provided by the Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover. Nothing in this Section 6.12 shall be construed to grant a Distributee any right to a distribution other than those rights otherwise provided in this Article VI.



         6.13     RIGHT OF FIRST REFUSALS


          (a) If any Participant, his Beneficiary or any other person to whom shares of Company Stock are distributed from the Plan shall, at any time, desire to sell some or all of such shares to a third party, the selling Participant or Beneficiary shall give written notice of such desire to the Employer and the Administrator, which notice shall contain the number of shares offered for sale, the proposed terms of the sale and the names and addresses of both the Participant or Beneficiary and the purchasing party. Both the Trust and the Employer shall each have the right of first refusal for a period of fourteen days (such fourteen day period to run concurrently against the Trust Fund and the Employer) from the date such Participant or Beneficiary gives such written notice to the Employer and the Administrator to acquire the offered Company Stock. As between the Trust Fund and the Employer, the Trust Fund shall have priority to acquire the shares pursuant to the right of first refusal. The selling price and terms shall be the same as offered by the purchasing party.

          (b) If the Trust Fund and the Employer do not exercise their right of first refusal within the required fourteen day period provided above, the Participant or Beneficiary shall have the right, at any time following the expiration of such fourteen day period, to dispose of the offered Company Stock to the purchasing party; provided, however, that (i) no disposition shall be made to the purchasing party on terms more favorable to the purchasing party than those set forth in the written notice delivered by the Participant or Beneficiary above, and (ii) if such disposition shall not be made to a third party on the terms offered to the Employer and the Trust Fund, the offered Company Stock shall again be subject to the right of first refusal set forth above.

          (c) The closing pursuant to the exercise of the first refusal right under this Section shall take place at such place agreed upon between the Administrator and the Participant or Beneficiary, but not later than ten days after the Employer or the Trust Fund shall have notified the Participant or Beneficiary of the exercise of the right of first refusal. At such closing, the Participant or Beneficiary shall deliver certificates representing the offered Company Stock dulyendorsed in blank for transfer, or with stock powers attached duly executed in blank with all required transfer tax stamps attached or provided for, and the Employer or the Trust Fund shall deliver the purchase price, or an appropriate portion thereof, to the Participant or Beneficiary.

          (d) Except as provided in this paragraph (d), no Company Stock acquired with the proceeds of an Exempt Loan complying with the requirements of
Section 4.5 hereof shall be subject to a right of first refusal. Company stock acquired with the proceeds of an Exempt Loan, which is distributed to a Participant or Beneficiary, shall be subject to the right of first refusal provided for in paragraph (a) of this Section only so long as the Company Stock is not publicly traded. The term "publicly traded" refers to stock listed on a securities exchange registered under Section 6 of the Securities Exchange Act of 1934 (15 U.S.C. 78f) or that is quoted on a system sponsored by a national securities association registered under Section 15A(b) of the Securities Exchange Act (15 U.S.C. 780). In addition, in the case of Company Stock which was acquired with the proceeds of a loan described in Section 4.5, the selling price and other terms under the right must not be less favorable to the seller than the greater of the value of the security determined under Regulation ss. 54.4975-11(d)(5), or the purchase price and other terms offered by a buyer (other than the Employer or the Trust Fund), making a good faith offer to purchase the security. The right of first refusal must lapse no later than fourteen days after the security holder gives notice to the holder of the right that an offer by a third party to purchase the security has been made. The right of first refusal shall comply with the provisions of paragraphs (a), (b) and (c) of this Section, except to the extent those provisions may conflict with the provisions of this paragraph.



         6.14     STOCK CERTIFICATE LEGEND


          Certificates for shares distributed pursuant to the Plan shall contain the following legend:

          "The shares represented by this Certificate are transferable only upon compliance with the terms of the EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST AGREEMENT FOR EMPLOYEES OF SAWTEK INC., effective as of October 1, 1990, which grants to the Company a right of first refusal, a copy of said Plan being on file in the office of the Company."



         6.15     PUT OPTION


          (a) If Company Stock which was not acquired with the proceeds of an Exempt Loan is distributed to a Participant and such Company Stock is not readily tradeable on an established securities market, a Participant shall have the right to require the Employer to repurchase the Company Stock distributed to such Participant under a fair valuation formula. Such Stock shall be subject to the provisions of Section 6.15(c) below.

          (b) Company Stock which is acquired with the proceeds of an Exempt Loan and which is not publicly traded when distributed, or if it is subject to a trading limitation whendistributed, must be subject to a put option. For purposes of this paragraph, a "trading limitation" on Company Stock is a restriction under any federal or state securities law or any regulation thereunder, or an agreement (not prohibited by Section 6.16) affecting the Company Stock which would make the Company Stock not as freely tradeable as stock not subject to such restriction.

          (c) The put option shall be exercisable only by a Participant, by the Participant's donees, or by a person (including an estate or its distributee) to whom the Company Stock passes by reason of a Participant's death. (Under this paragraph, Participant or Former Participant means a Participant or Former Participant and the Beneficiaries of the Participant or Former Participant under the Plan.) The put option must permit a Participant to put the Company Stock to the Employer. Under no circumstances may the put option bind the Plan. However, the option shall grant the Plan an option to assume the rights and obligations of the Employer at the time that the put option is exercised. If it is known at the time a loan is made that federal or state law will be violated by the Employer's honoring such put option, the put option must permit the Company Stock to be put, in a manner consistent with such law, to a third party (e.g., an affiliate of the Employer or a shareholder other than the Plan) that has substantial net worth at the time the loan is made and whose net worth is reasonably expected to remain substantial.

          The put option shall commence as of the day following the date the Company Stock is distributed to the Former Participant and end 60 days thereafter and if not exercised within such 60-day period, an additional 60-day option shall commence on the first day of the fifth month of the Plan Year next following the date the Company Stock was distributed to the Former Participant (or such other 60-day period as provided in Regulations). However, in the case of Company Stock that is publicly traded without restrictions when distributed but ceases to be so traded within the option period described herein, the Employer must notify each holder of such Company Stock in writing on or before the 10th day after the date the Company Stock ceases to be so traded that for the remainder of the applicable option period the Company Stock is subject to the put option. The number of days between the 10th day and the date on which notice is actually given, if later than the 10th day, must be added to the duration of the put option. The notice must inform distributees of the term of the put options that they are to hold. The terms must satisfy the requirements of this paragraph.

          The put option shall be exercised by the holder notifying the Employer in writing that the put option is being exercised. The notice shall state the name and address of the holder and the number of shares to be sold. The period during which a put option is exercisable does not include any time when a distributee is unable to exercise it because the party bound by the put option is prohibited from honoring it by applicable federal or state law. The price at which a put option must be exercisable is the value of the Company Stock determined in accordance with Article V. Payment under the put option involving a "total distribution" shall be paid in substantially equal annual installments over a period certain beginning not later than thirty days after the exercise of the put option and not extending beyond five (5) years. The length of the term of the payout shall be determined by the Administrator. The deferral of payment shall be evidenced by a promissory note that is adequately secured and bears a reasonable interest rate on the unpaid amounts. The first payment under the put option involving installment distributions must be paid not later than thirty
(30) days after the exercise of the put option. Payment undera put option must not be restricted by the provisions of a loan or any other arrangement, including the terms of the Employer's articles of incorporation, unless so required by applicable state law.

          For  purposes  of  this   Section,   "Total   Distribution"   means  a
distribution to a Participant or his Beneficiary within one taxable year of the entire Vested Participant's Employer Account.

          (d) An arrangement involving the Plan that creates a put option must not provide for the issuance of put options other than as provided under this Section. The Plan (and the Trust Fund) must not otherwise obligate itself to acquire Company Stock from a particular holder thereof at an indefinite time determined upon the happening of an event such as the death of the holder.



         6.16     NONTERMINABLE PROTECTIONS AND RIGHTS


          No Company Stock, other than that described in Sections 6.13 and 6.15, acquired with the proceeds of a loan described in Section 4.5 hereof, may be subject to a put, call, or other option, or buy-sell or similar arrangement when held by and when distributed from the Trust Fund, whether or not the Plan is then an ESOP. The protections and rights shall continue to exist under the terms of this Plan so long as any Company Stock acquired with the proceeds of a loan described in Section 4.5 hereof is held by the Trust Fund or by any Participant or other person for whose benefit such protections and rights have been created, and neither the repayment of such loan nor the failure of the Plan to be an ESOP, nor an amendment of the Plan shall cause a termination of said protections and rights.



         6.17     LOANS TO PARTICIPANTS


          (a) Effective as soon as administratively practicable after the completion of the Employer's initial public offering of the Company Stock, Plan loans shall be available under this Plan. The Administrator shall have the authority to administer the loan program provided under the Plan. Such authority shall include, without limitation, the authority to (i) approve or deny loan applications, (ii) establish limitations on the amount or terms of a loan, (iii) determine the rate of interest and the collateral for each loan, and (iv) call a loan into default and take all actions necessary or appropriate to preserve Plan assets in the event of such default.

          (b) Prior to requesting and obtaining a loan under this Plan, a Participant first shall exhaust his rights to a Plan loan under the Sawtek Inc. Code ss.401(k) Profit Sharing Plan and Trust. Loans shall be available to all Participants of the Plan provided they are employees of the Employer on the date the loan is made. Any Participant may request a loan from the Plan in writing by delivering a written request to the Administrator on a form prescribed by the Employer. The Administrator shall then approve or deny such loan application within 30 days of the receipt thereof.

          In the event the loan is approved, the Participant shall execute a promissory note, security agreement, an authorization to withhold loan repayments from the Participant's regular paycheck from the Employer, and such other documents as shall be required by the Administrator.

          Any loan that is approved shall be treated as a segregated, directed investment under Article III (for purposes of crediting earnings) for the benefit of only the borrowing Participant.

          (c) Plan loans shall be approved if the following criteria are met by the Participant requesting the loan:

     (1) The sum of all the Participant's (and spouse's) monthly debt payments (including principal and interest payments on mortgage loans, car loans, credit cards and other unsecured or secured debt obligations), plus the monthly amortization of the Participant's Plan loan then being requested shall not exceed 45% of the Participant's (and spouse's) gross monthly income (computed before any Internal Revenue Code ss.ss. 401(k) or 125 salary deferrals). The Participant shall certify this to the Administrator at the time the loan is requested.

     (2) The loan does not exceed the maximum loan limitations in paragraph (d) below.

     (3) The Participant does not have any other loans outstanding from the Plan at the time the Participant applies for the loan.

     (4) The loan is repaid in level payments of principal and interest over a period not to exceed five (5) years, by payroll deduction from the Participant's regular paychecks.

     (5) The loan satisfies the provisions otherwise provided in this section as to interest rate, collateral and documentation.

     (6) The Participant agrees to pay (or have deducted) all fees and documentary stamps associated with the loan, whether incurred at the time of the loan or on an annual basis.

          (d) The maximum dollar amount of any Plan loan to a participant, when added to plan loans from any other qualified plans maintained by the Employer, shall not exceed the lesser of -

     (1) $50,000, reduced by the excess (if any) of -

     (i) the highest outstanding balance of loans from the Plan to the Participant during the one year period ending on the day before the date of the loan, over

     (ii) the outstanding balance of loans from the Plan to the Participant on the date of the loan; or (2) One-half of the Participant's Vested Aggregate Account balance.

         The minimum dollar amount of any Plan loan to a Participant shall be $1,000. For purposes of this minimum loan amount, no other loans from the Plan to the Participant shall be aggregated.

         No loans shall be made from the Plan if the rate of interest determined pursuant to paragraph (e) below would exceed the state usuary rate at the time the loan would be made.

          (e) The Administrator, at the time a loan is to be closed, shall determine the rate of interest on the Plan loan by contacting a national bank doing business in Orange county, Florida and determining such bank's then prevailing interest rate on loans of similar length of time and repayment terms, that are backed by certificates of deposit, marketable securities or government obligations, and that involve the same degree of creditworthiness.

          (f) All loans shall be evidenced by a promissory note executed by the Participant in favor of the Trustee of the Plan. In addition, the loan shall be secured by a grant by the Participant to the Trustee of a security interest in 50% of the Participant's Vested Aggregate Account balance in the Plan. Such security interest shall be evidenced by a duly executed security agreement and, if the Administrator requests, an executed and filed Form UCC-1 Financing Statement. The Plan shall have a right to offset the amount of any loan, including interest and collection costs, against any amount distributable to or on behalf of the Participant or his Beneficiary.

          (g) In the event the Participant fails to pay any principal or interest when due, the Plan loan shall be considered in default 60 days after the date such payment was due. Unless prohibited by the Code or Regulations, the loan shall then be foreclosed, and the amount of the loan treated as a deemed, in service distribution to the Participant of the entire amount of the unpaid principal and accrued interest (plus collection costs).




ARTICLE VII.
TOP HEAVY RULES




         7.1      DEFINITIONS


         For purposes of this Article VII, and this Agreement, the following capitalized terms shall have the following meanings:

          (a) "Aggregation Group" means either a Required Aggregation Group or a Permissive Aggregation Group as hereinafter defined.

          Only those plans of the Employer in which the Determination Dates fall within the same calendar year shall be aggregated in order to determine whether such plans are Top Heavy Plans.

          An Aggregation Group shall include any terminated qualified retirement plan of the Employer that was maintained by the Employer within the last five year period ending on the Determination Date.

          (b) "Determination Date" means the last day of the preceding Plan
Year.

          (c) "Five Percent Owner" means any person who owns (or is considered as owning within the meaning of Code ss. 318) more than 5% of the outstanding stock of the Employer or stock possessing more than 5% of the total combined voting power of all stock of the Employer or, in the case of an unincorporated business, any person who owns more than 5% of the capital or profits interest in the Employer. In determining percentage ownership hereunder, employers that would otherwise be aggregated under Code ss.ss. 414(b), (c), (m), or (o) shall be treated as separate employers.

         (d) "Key Employee" means those Employees defined in Code ss. 416(i) and the Regulations thereunder. Generally, the term includes any Employee or former Employee (and his Beneficiaries) who, at any time during the Plan Year or any of the preceding four Plan Years, is:

         (a) An officer of the Employer (as that term is defined within the meaning of the Regulations under Code ss. 416) having Compensation in excess of 50% of the amount in effect under Code ss. 415(b)(1)(A) for the Plan Year. For purposes of this definition, no more than 50 Employees (or if less, the greater of three Employees or ten percent of the Employees) shall be treated as officers, and Employees described in Code ss. 414(q)(8) shall be excluded as officers.

          (b) One of the 10 Employees having Compensation greater than the amount in effect under Code ss. 415(c)(1)(A), and owning (or considered as owning within the meaning of Code ss. 318) both more than a one-half percent interest in the Employer or Affiliated Employer, and one of the 10 largest interests in the Employer or Affiliated Employer.

          (c)      A "Five Percent Owner" of the Employer.

          (d) A "one percent owner" of the Employer having Compensation from the Employer of more than $150,000.00 for the Plan Year. "One percent owner" means any person who owns (or is considered as owning within the meaning of Code ss.
318) more than one percent of the outstanding stock of the Employer or stock possessing more than one percent of the total combined voting power of all the stock of the Employer. For purposes of this definition, the rules of subsections
(b), (c) and (m) of Code ss. 414 shall not apply in determining ownership. However, in determining whether an individual has Compensation of more than $150,000.00, Compensation from each employer required to be aggregated under Code ss. 414(b), (c) and (m) shall be taken into account.

          (e) "Non-Key Employee" means any Employee or former Employee (and his Beneficiaries) who is not a Key Employee.

          (f) "Permissive Aggregation Group" means an Aggregation Group, selected by the Employer that includes any plan not required to be included in the Required Aggregation Group, provided the resulting group, taken as a whole, would continue to satisfy the provisions of ss.ss. 401(a)(4) and 410 of the Code.

           In the case of a Permissive Aggregation Group, only a plan that is part of the Required Aggregation Group will be considered a Top Heavy Plan if the Permissive Aggregation Group is a Top Heavy Group. No plan in the Permissive Aggregation Group will be considered a Top Heavy Plan if the Permissive Aggregation Group is not a Top Heavy Group.

         (g) "Required Aggregation Group" means an Aggregation Group which includes a plan of the Employer in which a Key Employee is a Participant, and each other plan of the Employer which enables any plan in which a Key Employee participates to meet the requirements of Code ss.ss. 401(a)(4) or 410.

         In the case of a Required Aggregation Group, each plan in the group will be considered a Top Heavy Plan if the Required Aggregation Group is a Top Heavy Group. No plan in the Required Aggregation Group will be considered a Top Heavy Plan if the Required Aggregation Group is not a Top Heavy Group.

          (h) "Super Top Heavy Plan" means a plan described in Section 7.3(b).

     (i) "Top Heavy Plan" means a plan described in Section 7.3(a).

     (j) "Top Heavy Group" means an Aggregation Group in which, as of the Determination Date, the sum of:

     (1) The present value of accrued benefits of Key Employees under all defined benefit pension plans included in the group; plus

     (2) The aggregate accounts of Key Employees under all defined contribution plans included in the group;

exceeds 60% of a similar sum determined for all Participants.

          (k) "Top Heavy Plan Year" means that, for a particular Plan Year, the Plan is a Top Heavy Plan.

         7.2      TOP HEAVY PLAN REQUIREMENTS

          (a) For any Top Heavy Plan Year, the Plan shall provide the following:

     (1) Special vesting requirements of Codess.416(b) pursuant to Section 7.5 of the Plan; and

     (2)  Special   minimum   contribution   and  allocation   requirements   of
Codess.416(c) pursuant to Section 7.4 of the Plan.

         7.3      DETERMINATION OF TOP HEAVY STATUS

          (a) This Plan shall be a Top Heavy Plan for any Plan Year in which, as of the Determination Date, the sum of:

     (1) the present value of accrued benefits of Key Employees, plus

     (2) the Participant's Employer Accounts of Key Employees under this Plan and the aggregate accounts of Key Employees in all plans of an Aggregation Group,

exceeds 60% of the sum of:

     (1) the present value of accrued benefits of all Key Employees and Non-Key Employees, plus

     (2) the Participant's Employer Accounts of all Key Employees and Non-Key Employees under this Plan and the aggregate accounts in all plans of an Aggregation Group.

         If any Participant is a Non-Key Employee for any Plan Year, but such Participant was a Key Employee for any prior Plan Year, such Participant's present value of accrued benefit and/or Participant's Employer Account and aggregate account balance shall not be taken into account for purposes of determining whether this Plan is a Top Heavy or Super Top Heavy Plan (or whether any Aggregation Group which includes this Plan is a Top Heavy Group). In addition, if a Participant or Former Participant has not performed any services for any Employer maintaining the Plan at any time during the five-year period ending on the Determination Date, the present value of accrued benefit and/or Participant's Employer Account or other aggregate account for such Participant or Former Participant shall not be taken into account for the purposes of determining whether this Plan is a Top Heavy or Super Top Heavy Plan.

          (b) This Plan shall be a Super Top Heavy Plan for any Plan Year in which, as of the Determination Date, the sum of:

     (1) the present value of accrued benefits of Key Employees, plus

     (2) the Participant's Employer Accounts of Key Employees under this Plan and the aggregate accounts of Key Employees in all plans of an Aggregation Group, exceed 90% of the sum of:

     (1) the present value of accrued benefits of all Key Employees and Non-Key Employees, plus

     (2) the Participant's Employer Accounts of all Key Employees and Non-Key Employees under this Plan and the aggregate accounts in all plans of an Aggregation Group.

         7.4      REQUIRED MINIMUM ALLOCATIONS

          (a) Notwithstanding Section 3.3 for any Top Heavy Plan Year, the sum of the Employer's Profit Sharing Contributions and Forfeitures allocated to the Participant's Employer Account of each Non-Key Employee shall be equal to 3% of such Non-Key Employee's Compensation (reduced by contributions and forfeitures, if any, allocated to each Non-Key Employee in any other defined contribution plan included with this Plan in a Required Aggregation Group). However, if (i) the sum of the Employer's Profit Sharing Contribution and Forfeitures allocated to the Participant's Employer Account of each Key Employee's Compensation, and
(ii) this Plan is not required to be included in an Aggregation Group to enable a defined benefit plan to meet the requirements of Code ss.ss. 401(a)(4) and 410, then the sum of the Employer's Profit Sharing Contribution and Forfeitures allocated to the Participant's Employer Account of each Non-Key Employee shall be equal to the largest percentage allocated to the Participant's Employer Account of any Key Employee.

          (b) Notwithstanding the above provisions of this Section 7.4, no such minimum allocation shall be required for any Non-Key Employee who participates in another defined contribution plan subject to Code ss. 412 included with this Plan in a Required Aggregation Group, if the minimum benefit is provided by such other defined contribution plan.

         (c) For purposes of the above paragraph, the percentage allocated to the Participant's Employer Account of any Key Employee shall be equal to the ratio of the Employer's Profit Sharing Contribution and Forfeitures allocated on behalf of such Key Employee divided by the Compensation for such Key Employee.

         (d) For any Top Heavy Plan Year, the minimum allocations set forth above shall be allocated to the Participant's Employer Account of all Non-Key Employees who are Participants and who are employed by the Employer on the last day of the Plan Year, including Non-Key Employees who have failed to complete 500 Hours of Service.

         (e) In lieu of the above, in any Plan Year in which a Non-Key Employee is a Participant in both this Plan and a defined benefit pension plan included in a Required Aggregation Group which is top heavy, the Employer shall not be required to provide such Non-Key Employee with both the full separate defined benefit plan minimum benefit and the full separate defined contribution plan minimum allocation. The minimum allocation will not be provided by this Plan.

         7.5      TOP HEAVY VESTING SCHEDULE

          Notwithstanding the vesting schedule in Section 6.4, for any Top Heavy Plan Year, the Vested portion of any Participant's Employer Account shall be a percentage of the totalamount credited to such accounts determined on the basis of the Participant's number of Years of Service according to the following schedule:

                                Vesting Schedule

                           Years of Service                   Percentage

                              Less than 2                          0%
                                   2                              20%
                                   3                              40%
                                   4                              60%
                                   5                              80%
                                6 or more                        100%


ARTICLE VIII.
ADMINISTRATION




         8.1      POWERS AND RESPONSIBILITIES OF THE EMPLOYER


          (a) The Employer shall be empowered to appoint and remove the Trustee and the Administrator from time to time as it deems necessary for the proper administration of the Plan and to assure that the Plan is being operated for the exclusive benefit of the Participants and their Beneficiaries in accordance with the terms of this Plan, the Code, and the Act.

          (b) The Employer shall establish a "funding policy and method" (i.e., it shall determine whether the Plan has a short run need for liquidity (e.g., to pay benefits) or whether liquidity is a long run goal and investment growth (and stability of same) is a more current need) or shall appoint a qualified person to do so. However, the Employer or its delegate shall communicate such needs and goals to the Trustee, who shall coordinate such Plan needs with its investment policy. The communication of such "funding policy and method" shall not constitute a directive to the Trustee as to the investment of the Trust Funds. Such "funding policy and method" shall be consistent with the objectives of this Plan and with the requirements of Title I of the Act.

          (c) The Employer may, in its discretion, appoint an Investment Manager to manage all or a designated portion of the assets of the Plan. In such event, the Trustee shall follow the directive of the Investment Manager in investing the assets of the Plan managed by the Investment Manager, provided that such direction is made in accordance with the terms and objectives of this Plan and are not contrary to the Act.



         8.2      ASSIGNMENT AND DESIGNATION OF ADMINISTRATIVE AUTHORITY


          The Employer may appoint one or more individuals to serve as Administrator. Any person, including but not limited to, the Employees of the Employer, shall be eligible to serve as an Administrator or on a committee designated as the Administrator.

          Any Administrator or member of an administrative committee may resign by delivering his written resignation to the Employer, or be removed by the Employer by delivery of a written notice of removal, to take effect at a date specified therein, or upon delivery to the Administrator if no date is specified. The Employer, upon the resignation or removal of an Administrator or committee member, shall promptly designate in writing a successor to this position.

          If the Employer does not appoint an individual or committee as Administrator, or if the committee is without members, the Employer shall function as the Administrator.



         8.3      ALLOCATION AND DELEGATION OF RESPONSIBILITIES


          In the event a committee is appointed by the Employer to serve as Administrator, the members of the committee may allocate the responsibilities of the Administrator among themselves, in which event the members of the committee shall notify the Employer and the Trustee in writing of such action and specify the responsibilities of each member. The Trustee, and other parties dealing with the Administrator, thereafter shall accept and rely upon any instruction by the appropriate individual until such time as the Employer or the committee file with the Trustee, or third party, a written revocation of such designation.



         8.4      POWERS, DUTIES AND RESPONSIBILITIES

          The primary responsibility of the Administrator is to administer the Plan for the exclusive benefit of the Participants and their Beneficiaries, subject to the specific terms of the Plan, the Act and the Code. The Administrator shall administer the Plan in accordance with its terms and shall have the discretionary power to determine all questions arising in connection with the administration, interpretation, and application of the Plan. Any such determination by the Administrator shall be conclusive and binding upon all persons. The Administrator, in its discretion, may establish procedures, correct any defect, supply any information, or reconcile any inconsistency in such manner and to such extent as shall be deemed necessary or advisable to carry out the purpose of this Plan; provided, however, that any procedure, discretionary act, discretionary interpretation or construction shall be done in a non-discriminatory manner based upon uniform principles consistently applied and shall be consistent with the intent that the Plan shall continue to be deemed a qualified plan under the terms of Code ss. 401(a), and shall comply with the terms of the Act and all regulations issued pursuant thereto. The Administrator shall have all powers necessary or appropriate to accomplish his duties under this Plan.

          The Administrator shall be charged with the duties of the general administration of the Plan, including, but not limited to, the following:

          (a) To determine, in its discretion, all questions relating to the eligibility of Employees to participate or remain a Participant hereunder, based upon information furnished by the Employer;

          (b) To compute, certify, and direct the Trustee with respect to the amount and kind of benefits to which any Participant shall be entitled hereunder;

          (c)  To   authorize   and  direct   the   Trustee   with   respect  to
all non-discretionary or otherwise directed disbursements from the Trust;

          (d) To maintain all necessary records for the administration of the Plan;

          (e) To interpret or construe, in its discretion, the provisions of the Plan and to make and publish such rules for regulation of the Plan as are consistent with the terms hereof;

          (f) To compute and certify to the Employer and to the Trustee from time to time the sums of money necessary or desirable to be contributed to the Trust Fund;

          (g) To consult with the Employer and the Trustee regarding the short and long-term liquidity needs of the Plan in order for the Trustee to exercise any investment discretion in a manner designed to accomplish specific objectives;

          (h) To assist any Participant regarding his rights, benefits, or elections available under the Plan;

          (i) To establish and communicate to Participants a procedure, which includes at least three investment options, for the diversification of their Participant's Company Stock Account pursuant to Section 3.7; and

          (j) To establish and communicate to Participants a procedure and method to insure that each Participant may vote his Company Stock allocated to his Participant's Company Stock Account.



         8.5      RECORDS AND REPORTS


          The Administrator shall keep a record of all actions taken and shall keep all other books of account, records, and other data that may be necessary for the proper administration of the Plan, and shall be responsible for supplying all information and reports to the Internal Revenue Service, Department of Labor, Participants, Beneficiaries and others as required by law.



         8.6      ANNUAL REPORT


          The Administrator shall, as soon as possible after each Anniversary Date, but in any event no later than 210 days thereafter, furnish each Participant with a written statement showing:

          (a) The balance in his Participant's Employer Account as of the pre-ceding Anniversary Date.

          (b) The amount of Employer contributions and Forfeitures allocated to his Participant's Employer Account for the Plan Year.

          (c) The adjustment to his Participant's Employer Account to reflect his share of dividends and the income and expenses of the Trust Fund for the Plan Year.

          (d) The Participant's balance in his Company Stock Account, Other Investments Account and Qualified Directed Investment Account.

          (e) Such other information as may be required by the Act or Code.



         8.7      APPOINTMENT OF ADVISERS


          The Administrator, or the Trustee with the consent of the Administrator, may appoint counsel, specialists, advisers, and other persons as the Administrator or the Trustee deems necessary or desirable in connection with the administration of this Plan.



         8.8      INFORMATION FROM EMPLOYER


          To enable the Administrator to perform its functions, the Employer shall supply full and timely information to the Administrator on all matters relating to the Compensation of all Participants, their Hours of Service, their Years of Service, their retirement, death, Total and Permanent Disability, or termination of employment, and such other pertinent facts as the Administrator may require; and the Administrator shall advise the Trustee of such of the foregoing facts as may be pertinent to the Trustee's duties under the Plan. The Administrator may rely upon such information as is supplied by the Employer and shall have no duty or responsibility to verify such information.


         8.9      PAYMENT OF EXPENSES


          All expenses of administration may be paid out of the Trust Fund unless paid by the Employer. Such expenses shall include any expenses incident to the functioning of the Administrator, including, but not limited to, fees of accountants, counsel, and other specialists and their agents, and other costs of administering the Plan. Until paid, the expenses shall constitute a liability of the Trust Fund. However, the Employer may reimburse the Trust Fund for any administration expense incurred. Also, the Employer may, in its discretion, and on a uniform and nondiscriminatory basis, reimburse the Trust Fund only for the portion of such Expenses allocable to Participants, and direct the Trustee that the portion of expenses allocable to Former Participant's be paid by the Trust Fund and debited to such Former Participant's Employer Account. Any administration expense paid to the Trust Fund as a reimbursement shall not be considered an Employer contribution.



         8.10     MAJORITY ACTIONS


          Except where there has been an allocation and delegation of administrative authority pursuant to Section 8.3, if there shall be more than one Administrator, or if the Administrator is a committee, the Administrators or committee members, as the case may be, shall act by a majority of their number, but may authorize one or more of them to sign all papers on their behalf.



         8.11     CLAIMS PROCEDURE


          Claims for benefits under the Plan may be filed with the Administrator on forms supplied by the Employer. Written notice of the disposition of a claim shall be furnished to the claimant within 90 days after the application is filed. In the event the claim is denied, the reasons for the denial shall be specifically set forth in the notice in language calculated to be understood by the claimant, pertinent provisions of the Plan shall be cited, and, where appropriate, an explanation as to how the claimant can perfect the claim will be provided. In addition, the claimant shall be furnished with an explanation of the Plan's claims review procedure.



         8.12     CLAIMS REVIEW PROCEDURE


          Any Participant or Former Participant, or Beneficiary of either, who has been denied a benefit or has been determined to be ineligible to participate in the Plan or remain a Participant in the Plan, by a decision of the Administrator pursuant to Section 8.11, shall be entitled to request the Administrator to give further consideration to his claim by filing with the Administrator (on a form which may be obtained from the Administrator) a request for a hearing. Such request, together with a written statement of the reasons why the claimant believes his claim should be allowed, shall be filed with the Administrator no later than 60 days after receipt of the written notification provided for in Section 8.11. The Administrator shall then conduct a hearing within the next 60 days, at which the claimant may be represented by an attorney or any other representative of his choosing and at which the claimant shall have an opportunity to it written and oral evidence and arguments in support of his claim. At the hearing (or prior thereto, upon five business days written notice to the Administrator) the claimant or his representative shall have an opportunity to review all documents in the possession of the Administrator which are pertinent to the claim at issue and its disallowance. Either the claimant or the Administrator may cause a court reporter to attend the hearing and record the proceedings. In such event, a complete written transcript of the proceedings shall be furnished to both parties by the court reporter. The full expense of such court reporter and such transcripts shall be borne by the party causing the court reporter to attend the hearing. A final decision as to the allowance of the claim shall be made by the Administrator within 60 days of receipt of the appeal (unless there has been an extension of 60 days due to special circumstances, provided the delay and the special circumstances occasioning it are communicated in writing to the claimant within the 60-day period). The final decision shall be written in a manner calculated to be understood by the claimant and shall include specific reasons for the decision and specific references to the pertinent Plan provisions on which the decision is based.



ARTICLE IX.
TRUSTEE




         9.1      BASIC RESPONSIBILITIES OF THE TRUSTEE


          The Trustee shall have the following categories of responsibilities:

          (a) Consistent with any funding policy and method determined by the Employer and consistent with Article IV, to invest, manage, and control the Plan assets subject, however, to any direction of an Investment Manager if the Employer should appoint such manager as to all or a portion of the assets of the Plan in accordance with the provision of Section 8.1(c).

          (b) At the direction of the Administrator, to pay benefits required under the Plan to be paid to Participants, Former Participants or, in the event of their death, to their Beneficiaries.

          (c) To maintain records of receipts and disbursements and furnish to the Employer and/or Administrator for each Fiscal Year a written annual report in accordance with Section 9.7.

          (d) If there shall be more than one Trustee, they shall act by a majority of their number, but may authorize one or more of them to sign papers on their behalf.



         9.2      INVESTMENT POWERS AND DUTIES OF THE TRUSTEE


          (a) The Trustee shall invest and reinvest the Trust Fund to keep the Trust Fund invested without distinction between principal and income in such securities or property, real or personal, wherever situated, as the Trustee shall deem advisable, including, but not limited to, stocks, common or preferred, bonds and other evidences of indebtedness or ownership, and real estate or any interest therein. The Trustee shall at all times in making investments of the Trust Fund consider, among other factors, the short and long-term financial needs of the Plan on the basis of the "funding policy and method" and other information furnished by the Employer. In making such investments, the Trustee shall not be restricted to securities or other property of the character expressly authorized by the applicable law for trust investments; however, the Trustee shall give due regard to any limitations imposed by the Code or the Act so that at all times this Plan may qualify as an employee stock ownership plan.

          (b) The Trustee may employ a bank or trust company pursuant to the terms of its usual and customary bank agency agreement, under which the duties of such bank or trust company shall be of a custodial, clerical and record-keeping nature.

          (c) The Trustee may from time to time transfer to a common, collective, group or pooled trust fund maintained by any bank or trust company, including the Trustee or an affiliate thereof, all or such part of the Trust Fund as the Trustee may deem advisable, and such part or all of the Trust Fund so transferred shall be subject to all the terms and provisions of the common,collective, group or pooled trust fund which contemplate the commingling for investment purposes of such Trust Fund assets with trust assets of other trusts. The Trustee may from time to time withdraw from such common, group, collective, or pooled trust fund all or such part of the Trust Fund as the Trustee may deem advisable.



         9.3      OTHER POWERS OF THE TRUSTEE


          The Trustee, in addition to all powers and authorities under common law, statutory authority, including the Act, and other provisions of this Agreement, shall have the following powers and authorities, to be exercised in the Trustee's sole discretion:

          (a) To purchase, or subscribe for any securities or other property and to retain the same. In conjunction with the purchase of securities, margin accounts may be opened and maintained.

          (b) To sell, exchange, convey, transfer, grant options to purchase, or otherwise dispose of any securities or other property held by the Trustee, by private contract or at public auction. No person dealing with the Trustee shall be bound to see the application of the purchase money or to inquire into the validity, expediency, or propriety of any such sale or other disposition, with or without advertisement.

          (c) Subject to Section 9.4, to vote upon any stocks, including Company Stock, bonds or other securities; to give general or special proxies or powers of attorney with or without power of substitution; to exercise any conversion privileges, subscription rights or other options, and to make any payments incidental thereto; to oppose, or to consent to, or otherwise participate in, corporate reorganizations or other changes affecting corporate securities, and to delegate discretionary powers, and to pay any assessments or charges in connection therewith; and generally, to exercise any of the powers of an owner with respect to stocks, bonds, securities, or other property.

          (d) To cause any securities or other property to be registered in the Trustee's own name or in the name of one or more of the Trustee's agents or in the name of the Trustee's or agent's nominee or nominees, and to hold any investments in bearer form, but the books and records of the Trustee shall at all times show that all such investments are part of the Trust Fund.

          (e) To borrow or raise money for the purposes of the Plan in such amount, and upon such terms and conditions, as the Trustee shall deem advisable; and for any sum so borrowed, to issue a promissory note as Trustee, and to secure the repayment thereof by pledging all, or any part, of the Trust Fund; and no person lending money to the Trustee shall be bound to see to the application of the money lent or to inquire into the validity, expedience, or propriety of any borrowing.

          (f) To keep such portion of the Trust Fund in cash or cash balances as the Trustee may, from time to time, deem to be in the best interests of the Plan, without liability for interest thereon.

          (g) To accept and retain for such time as the Trustee may deem advisable any securities or other property received or acquired as Trustee hereunder, whether or not such securities or other property would normally be purchased as investments hereunder.

          (h) To make, execute, acknowledge, and deliver any and all documents of transfer and conveyance and any and all other instruments that may be necessary or appropriate to carry out the powers herein granted.

          (i) To settle, compromise, or submit to arbitration any claims, debts, or damages due or owing to or from the Plan, to commence or defend suits or legal or administrative proceedings, and to represent the Plan in all suits and legal and administrative proceedings.

          (j) To employ suitable agents and counsel and to pay their reasonable expenses and compensation, and such agent may or may not be agent or counsel for the Employer.

          (k) To apply for and procure from responsible insurance companies, to be selected by the Administrator, as an investment of the Trust Fund such annuity, or other contracts of insurance (on the life of any Participant) as the Administrator shall deem proper; to exercise, at any time or from time to time, whatever rights and privileges may be granted under such annuity, or other contracts of insurance; and to collect, receive, and settle for the proceeds of all such annuity or other Contracts as and when entitled to do so under the provisions thereof.

          (l) To invest funds of the Trust in time deposits or savings accounts bearing a reasonable rate of interest in the Trustee's bank.

          (m) To invest in treasury bills and other forms of United States government obligations.

          (n) To deposit monies in federally insured savings accounts or certificates of deposit in banks or savings and loan associations.

          (o) To vote Company Stock as provided in Section 9.4.

          (p) To consent to or otherwise participate in reorganizations, recapitalizations, consolidations, mergers and similar transactions with respect to Company Stock or any other securities and to pay any assessments or charges in connection therewith.

          (q) To deposit such Company Stock (but only if such deposit does not violate the provisions of Section 9.4 hereof) or other securities in any voting trust, or with any protective or like committee, or with a trustee or with depositories designated thereby.

          (r)  To  sell  or  exercise  any  options,   subscription  rights  and
conversion privileges and to make any payments incidental thereto.

          (s) To pool all or any part of the Trust Fund, from time to time, with assets belonging to any other qualified employee pension benefit trust created by the Employer or an Affiliated Employer, and to commingle such assets and make joint or common investments and carry joint accounts on behalf of this Plan and such other trust or trusts, allocating undivided shares or interests in such investments or accounts or any pooled assets of the two or more trusts in accordance with their respective interests.

          (t) To do all such acts and exercise all such rights and privileges, although not specifically mentioned herein, as the Trustee may deem necessary to carry out the purposes of the Plan.



         9.4      VOTING COMPANY STOCK


          The Trustee shall vote all Company Stock held by it as part of the Plan's assets. Provided, however, that if any agreement entered into by the Trust provides for voting of any shares of Company Stock pledged as security for any obligation of the Plan, then such shares of Company Stock shall be voted in accordance with such agreement. The Trustee shall not vote Company Stock which has been allocated to a Participant's Company Stock Account and which Participant or Beneficiary, pursuant to this Section, fails to vote. However, the Trustee shall vote all Common Stock, in its discretion, held in the Unallocated Company Stock Suspense Account.

          Notwithstanding the foregoing, and provided the Trust Fund acquires securities of the Employer amounting to more than ten percent (10%) of the total assets of the Trust Fund, if the Employer has a registration-type class of securities, each Participant or Beneficiary shall be entitled to direct the Trustee as to the manner in which the Company Stock which is entitled to vote and which is allocated to the Company Stock Account of such Participant or Beneficiary is to be voted. If the Employer does not have a registration-type class of securities, each Participant or Beneficiary in the Plan shall be entitled to direct the Trustee as to the manner in which voting rights on shares of Company Stock which are allocated to the Company Stock Account of such Participant or Beneficiary are to be exercised with respect to any corporate matter which involves the voting of such shares with respect to the approval or disapproval of any corporate merger or consolidation, recapitalization, reclassification, liquidation, dissolution, sale of substantially all assets of a trade or business, or such similar transaction as prescribed in Regulations. For purposes of this Section the term "registration-type class of securities" means: (A) a class of securities required to be registered under Section 12 of the Securities Exchange Act of 1934; and (B) a class of securities which would be required to be so registered except for the exemption from registration provided in subsection (g)(2)(H) of such Section 12.



         9.5      DUTIES OF THE TRUSTEE REGARDING PAYMENTS


          (a) The Trustee shall make distributions from the Trust Fund at such times and in such numbers of shares or other units of Company Stock and amounts of cash to or for the benefit of the person entitled thereto under the Plan as the Administrator directs in writing. Any undistributed part of a Participant's interest in his Participant Employer Account shall be retained in the Trust Fund until the Administrator directs its distribution. Where distribution is directedin Company Stock, the Trustee shall cause an appropriate certificate to be issued to the person entitled thereto and mailed to the address furnished it by the Administrator. Any portion of a Participant's Employer Account to be distributed in cash shall be paid by the Trustee mailing its check to the same person at the same address. If a dispute arises as to who is entitled to or should receive any benefit or payment, the Trustee may withhold or cause to be withheld such payment until the dispute has been resolved.

          (b) As directed by the Administrator, the Trustee shall make payments out of the Trust Fund. Such directions or instructions need not specify the purpose of the payments so directed and the Trustee shall not be responsible in any way respecting the purpose or propriety of such payments except as mandated by the Act.

          (c) In the event that any distribution or payment directed by the Administrator shall be mailed by the Trustee to the person specified in such direction at the latest address of such person filed with the Administrator, and shall be returned to the address of such person filed with the Administrator, and shall be returned to the Trustee because such person cannot be located at such address, the Trustee shall promptly notify the Administrator of such return. Upon the expiration of sixty (60) days after such notification, such direction shall become void and unless and until a further direction by the Administrator is received by the Trustee with respect to such distribution or payment, the Trustee shall thereafter continue to administer the Trust as if such direction had not been made by the Administrator. The Trustee shall not be obligated to search for or ascertain the whereabouts of any such person.



         9.6      TRUSTEE'S COMPENSATION AND EXPENSES AND TAXES


          The Trustee shall be paid such reasonable compensation as shall from time to time be agreed upon in writing by the Employer and the Trustee. An Employee serving as Trustee who already receives full-time pay from the Employer shall not receive compensation from this Plan. In addition, the Trustee shall be reimbursed for any reasonable expenses, including reasonable counsel fees incurred by it as Trustee. Such compensation and expenses shall be paid from the Trust Fund unless paid or advanced by the Employer. If the Trust Fund is insufficient to pay such compensation and expenses, the Employer shall pay any unpaid portion. All taxes of any kind and all kinds whatsoever that may be levied or assessed under existing or future laws upon, or in respect of, the Trust Fund or the income thereof, shall be paid from the Trust Fund. The Employer shall indemnify the Trustee for the payment of all reasonable costs and expenses, including counsel, accountant or other advisor fees, incurred in the defense, settlement or other disposition of any charge or claim brought against the Trustee in its capacity as Trustee, provided however, if the Trustee is determined to have breached its fiduciary duty, to have been grossly negligent, or to have engaged in willful misconduct, no indemnification shall be in favor of the Trustee.



         9.7      ANNUAL REPORT OF THE TRUSTEE


          Within 90 days after the later of the Anniversary Date or receipt of the Employer's contribution for each Fiscal Year, the Trustee shall furnish to the Employer and Administratora written statement of account with respect to the Fiscal Year for which such contribution was made setting forth:

          (a) The net income, or loss, of the Trust Fund;

          (b) The gains, or losses; realized by the Trust Fund upon sales or other disposition of the assets;

          (c) The increase, or decrease, in the value of the Trust Fund;

          (d) All payments and distributions made from the Trust Fund; and

          (e) Such further information as the Trustee and/or Administrator deems appropriate. The Employer, forthwith upon its receipt of each such statement of account, shall acknowledge receipt thereof in writing and advise the Trustee and/or Administrator of its approval or disapproval thereof. Failure by the Employer to disapprove any such statement of account within 30 days after its receipt thereof shall be deemed an approval thereof. The approval by the Employer of any statement of account shall be binding as to all matters embraced therein as between the Employer and the Trustee to the same extent as if the account of the Trustee had been settled by judgment or decree in an action for a judicial settlement of its account in a court of competent jurisdiction in which the Trustee, the Employer and all persons having or claiming an interest in the Plan were parties; provided, however, that nothing herein contained shall deprive the Trustee of its right to have its accounts judicially settled if the Trustee so desires.



         9.8      AUDIT


          (a) If an audit of the Plan's records shall be required by the Act and the regulations thereunder for any Plan Year, the Administrator shall direct the Trustee to engage on behalf of all Participants an independent qualified public accountant for that purpose. Such accountant shall, after an audit of the books and records of the Plan in accordance with generally accepted auditing standings, within a reasonable period after the close of the Plan Year, furnish to the Administrator and the Trustee a report of his audit setting forth his opinion as to whether each of the following statements, schedules or lists, or any others that are required by ss. 103 of the Act or the Secretary of Labor to be filed with the Plan's annual report, are presented fairly in conformity with generally accepted accounting principles applied consistently:

     (1) Statement of the assets and liabilities of the Plan;

     (2) Statement of changes in net assets available to the Plan;

     (3) Statement of receipts and disbursements, a schedule of all assets held for investment purposes, a schedule of all loans or fixed income obligations in default at the close of the Plan Year;

     (4) A list of all leases in default or uncollectible  during the Plan Year;
(5) The most recent annual statement of assets and liabilities of any bank, common or collective Trust Fund in which Plan assets are invested or such information regarding separate accounts of trusts with a bank or insurance company as the Trustee and Administrator deem necessary; and

     (6) A schedule of each transaction or series of transactions involving an amount in excess of 5% of Plan assets.

     All auditing and account fees shall be an expense of and may, at the election of the Administrator, be paid from the Trust Fund.

          (b) If some or all of the information necessary to enable the Administrator to comply with ss. 103 of the Act is maintained by a bank, insurance company, or similar institution, regulated and supervised and subject to periodic examination by a state or federal agency, it shall transmit and certify the accuracy of that information to the Administrator as provided in ss. 103(b) of the Act within 120 days after the end of the Plan Year or such other date as may be prescribed under regulations of the Secretary of Labor.



         9.9      RESIGNATION, REMOVAL AND SUCCESSION OF TRUSTEE


          (a) The Trustee may resign at any time by mailing by certified mail or by in hand delivery to the Employer, at least thirty (30) days before its effective date, a written notice of his resignation.

          (b) The Employer may remove the Trustee by mailing by certified mail or by in hand delivery, addressed to such Trustee at his last known address, a written notice of his removal, stating the effective date of the removal, which shall be at least thirty (30) days prior to the effective date.

          (c) Upon the death, resignation, incapacity, or removal of any Trustee, a successor shall be appointed by the Employer, and such successor, upon accepting such appointment in writing and delivering same to the Employer, shall, without further act, become vested in all the estate, rights, powers, discretions, and duties of his predecessor with like respect as if he were originally named as Trustee herein. Until such a successor is appointed, the remaining Trustee or Trustees shall have full authority to act under the terms of this Plan.

          (d) The Employer may designate one or more successors prior to the death, resignation, incapacity, or removal of a Trustee. In the event a successor is so designated by the Employer and accepts such designation, the successor shall, without further act, become vested with all the estate, rights, powers, discretions, and duties of his predecessor with the like effect as if he were originally named as Trustee herein immediately upon the death, resignation, incapacity, or removal of his predecessor.

          (e) Whenever any Trustee hereunder ceases to serve as such, he shall furnish to the Employer and Administrator a written statement of account with respect to the portion ofthe Fiscal Year during which he served as Trustee. This statement shall be either (1) included as part of the annual statement of account for the Fiscal Year required under Section 9.7, or (2) set forth in a special statement. Any such special statement of account should be rendered to the Employer no later than the due date of the annual statement of account for the Fiscal Year. The procedures set forth in Section 9.7 for the approval by the Employer of annual statements of accounts shall apply to any special statement of account rendered hereunder and approval by the Employer of any such special statement in the manner provided in Section 9.7 shall have the same effect upon the statement as the Employer's approval of an annual statement of account. No successor to the Trustee shall have any duty or responsibility to investigate the acts or transactions of any predecessor who has rendered all statements of account required by Section 9.7 and this subparagraph.




ARTICLE X.
AMENDMENT, TERMINATION, AND MERGERS




         10.1     AMENDMENT


          (a) The Employer shall have the right at any time to amend this Agreement, subject to the limitations of this Section 10.1. However, no such amendment shall authorize or permit any part of the Trust Fund (other than such part as is required to pay taxes and administration expenses) to be used for or diverted to purposes other than for the exclusive benefit of the Participants or their Beneficiaries or estates; no such amendment shall cause any reduction in the amount credited to the account of any Participant or cause or permit any portion of the Trust Fund to revert to or become the property of the Employer; and no such amendment which affects the rights, duties or responsibilities of the Trustee and Administrator may be made without the Trustee's and Administrator's written consent. Any such amendment shall become effective as provided therein upon its execution.

          (b) Except as permitted by Code ss.411(d)(6) (including the special ESOP rules of Code ss.411(d)(6)(C) and Regulations thereunder (including Regulation ss. 1.411(d)-4)), no Plan amendment or transaction having the effect of a Plan amendment (such as a merger, plan transfer or similar transaction) shall be effective if it eliminates or reduces any "Code ss. 411(d)(6) protected benefit" or adds or modifies conditions relating to "Code ss. 411(d)(6) protected benefits", the result of which is a further restriction on such benefit, unless such protected benefits are preserved with respect to benefits accrued as of the later of the adoption date or effective date of the amendment. Code ss. 411(d)(6) protected benefits" are benefits described in Code ss. 411(d)(6)(A), early retirement benefits and retirement-type subsidies, and optional forms of benefit.

          (c) No amendment shall have the effect of terminating the protections and rights set forth in Article VI, unless such termination shall then be permitted under the applicable provisions of the Code and Regulations; including Regulation ss. 54.4975-11(a)(3)(ii).



         10.2     TERMINATION


          (a) The Employer shall have the right at any time to terminate the Plan by delivering to the Trustee and Administrator written notice of such termination. The Plan shall also terminate upon complete discontinuance of contributions by the Employer. Upon any termination (full or partial), all amounts credited to any affected Participant's Employer Account shall become 100% Vested and shall not thereafter be subject to Forfeiture and all unallocated amounts of Company Stock shall be allocated to the Participants' Employer Accounts of all Participants in accordance with the provisions hereof. Upon such termination of the Plan or complete discontinuance of contributions, the Employer, by written notice to the Trustee and Administrator, may direct either:

     (1) Complete distribution of the assets in the Trust Fund to the Participants in cash or in kind, in the form provided in Section 6.5 as soon as the Administrator deems it to be in the best interests of the Participants, but in no event later than two years after such termination; or

     (2)   Continuation   of  the  Trust  created  by  this  Agreement  and  the
distribution of benefits pursuant to Article VI at such time and in such manner as though the Plan had not been terminated.

          (b) Except as is permitted by Regulations, the termination of the Plan shall not result in the reduction of Code ss. 411(d)(6) protected bene-fits in accordance with Section 10.1(b).



         10.3     MERGER OR CONSOLIDATION


          This Plan and Trust may be merged or consolidated with, or its assets and/or liabilities may be transferred, to any other plan and trust only if the benefits which would be received by a Participant of this Plan, in the event of a termination of the Plan immediately after such transfer, merger or consolidation are at least equal to the benefits the Participant would have received if the Plan had terminated immediately before the transfer, merger or consolidation, and such transfer, merger or consolidation does not otherwise result in the elimination or reduction of any Code ss. 411(d)(6) protected benefits in accordance with Section 10.1(b).




ARTICLE XI
MISCELLANEOUS




         11.1     PARTICIPANT'S RIGHTS


          This Plan shall not be deemed to constitute a contract between the Employer and any Participant or to be a consideration or an inducement for the employment of any Participant or Employee. Nothing contained in this Plan shall be deemed to give any Participant or Employee the right to be retained in the service of the Employer or to interfere with the right of theEmployer to discharge any Participant or Employee at any time regardless of the effect which such discharge shall have upon him as a Participant of this Plan.



         11.2     ALIENATION


          (a) Subject to the exceptions provided below, no benefit which shall be payable out of the Trust Fund to any person (including a Participant or his Beneficiary) shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be void, and no such benefit shall in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements, or torts of any such person, nor shall it be subject to attachment or legal process for or against such person, and the same shall not be recognized by the Trustee, except to such extent as may be required by law.

          (b) This provision shall not apply to the extent a Participant or Beneficiary is indebted to the Plan, for any reason, under any provision of this Agreement. At the time a distribution is to be made to or for a Participant's or Beneficiary's benefit, such proportion of the amount distributed as shall equal such indebtedness shall be paid or offset by the Trustee to the Trustee or the Administrator, at the direction of the Administrator, to apply against, offset or discharge such indebtedness. Prior to making a payment, however, the Participant or Beneficiary must be given written notice by the Administrator that such indebtedness is to be paid in whole or in part from his Participant's Employer Account. If the Participant or Beneficiary does not agree that the indebtedness is a valid claim against his Vested Participant's Employer Account, he shall be entitled to a review of the validity of the claim in accordance with procedures provided in Sections 8.11 and 8.12.

          (c) This provision shall not apply to a "qualified domestic relations order" defined in Code ss. 414(p), and those other domestic relations orders permitted to be so treated by the Administrator under the provisions of the Retirement Equity Act of 1984. The Administrator shall establish a written procedure to determine the qualified status of domestic relations orders and to administer distributions under such qualified orders. Further, to the extent provided under a "qualified domestic relations order", a former spouse of a Participant shall be treated as the spouse or surviving spouse for all purposes under this Plan.



         11.3     CONSTRUCTION OF AGREEMENT


          This Plan shall be construed and enforced according to the Act, the Code and the laws of the State of Florida, other than its laws respecting choice of law, to the extent not preempted by the Act or the Code.



         11.4     GENDER AND NUMBER


          Wherever any words are used herein in the masculine, feminine or neuter gender, they shall be construed as though they were also used in another gender in all cases where they would so apply, and whenever any words are used herein in the singular or plural form, they shallbe construed as though they were also used in the other form in all cases where they would so apply.



         11.5     LEGAL ACTION


          In the event any claim, suit, or proceeding is brought regarding the Plan to which the Trustee or the Administrator may be a party, and such claim, suit, or proceeding is resolved in favor of that Trustee or Administrator, they shall be entitled to be reimbursed from the Trust Fund for any and all costs, attorney's fees, and other expenses pertaining thereto incurred by them for which they shall have become liable.



         11.6     PROHIBITION AGAINST DIVERSION OF FUNDS OR FORFEITURE FOR CAUSE


          Except as provided below and otherwise specifically permitted by law, it shall be impossible by operation of the Plan, by termination thereof, by power of revocation or amendment, by the happening of any contingency, by collateral arrangement or by any other means, for any part of the corpus or income of any Trust Fund maintained pursuant to the Plan, or any funds contributed thereto, to be used for, or diverted to, purposes other than the exclusive benefit of Participants, Former Participants, or their Beneficiaries.



         11.7     BONDING


          Every Fiduciary, except a bank or an insurance company, unless exempted by the Act and regulations thereunder, shall be bonded in an amount not less than 10% of the amount of the funds such Fiduciary handles; provided, however, that the minimum bond shall be $1,000.00 and the maximum bond $500,000.00. The amount of funds handled shall be determined at the beginning of each Plan Year by the amount of funds handled by such person, group or class to be covered and their predecessors, if any, during the preceding Plan Year, or if there is no preceding Plan Year, then by the amount of the funds to be handled during the then current Plan Year. The bond shall provide protection to the Plan against any loss by reason of acts of fraud or dishonesty by the Fiduciary alone or in connivance with others. The surety shall be a corporate surety company (as such term is used in ss. 412(a)(2) of the Act), and the bond shall be in a form approved by the Secretary of Labor. Notwithstanding anything in this Agreement to the contrary, the cost of such bonds shall be an expense of and may, at the election of the Administrator, be paid from the Trust Fund or by the Employer.



         11.8     RECEIPT AND RELEASE FOR PAYMENTS


          Any payment to any Participant, Former Participant, his legal representative, Beneficiary, or to any guardian, parent or committee appointed for such Participant, Former Participant or Beneficiary in accordance with the provisions of this Agreement, shall, to the extent thereof, be in full satisfaction of all claims hereunder against the Trustee, Administrator and the Employer, any of whom may require such Participant, Former Participant, legal representative, Beneficiary, guardian, parent or committee, as a condition precedent to such payment, to executea receipt and release thereof in such form as shall be determined by the Trustee, Administrator or Employer.



         11.9     ACTION BY THE EMPLOYER


          Whenever the Employer, under the terms of this Agreement, is permitted or required to do or perform any act or matter or thing, it shall be done and performed by a person duly authorized by its legally constituted authority.



         11.10      NAMED FIDUCIARIES AND ALLOCATION OF RESPONSIBILITY


          The "named  Fiduciaries"  of this Plan are (a) the  Employer,  (b) the
Administrator, (c) the Trustee, and (d) any Investment Manager appointed hereunder. The named Fiduciaries shall have only those specific powers, duties, responsibilities, and obligations as are specifically given them under this Agreement. In general, the Employer shall have the sole responsibility for making the contributions provided for under Section 3.1; the sole authority to appoint and remove the Trustee, the Administrator, and any Investment Manager which may be provided for under this Agreement; to formulate the Plan's "funding policy and method"; and to amend or terminate, in whole or in part, this Agreement. The Administrator shall have the sole responsibility for the administration of this Agreement, which responsibility is specifically described in this Agreement. The Trustee shall have the sole responsibility of management of the assets held under the Trust, except those assets, the management of which has been assigned to an Investment Manager, who shall be solely responsible for the management of the assets assigned to it, all as specifically provided in this Agreement. Each named Fiduciary warrants that any directions given, information furnished, or action taken by it shall be in accordance with the provisions of this Agreement, authorizing or providing for such direction, information or action. Furthermore, each named Fiduciary may rely upon any such direction, information of action of another named Fiduciary as being proper under this Agreement, and is not required under this Agreement to inquire into the property of any such direction, information or action. It is intended under this Agreement that each named Fiduciary shall be responsible for the proper exercise of its own powers, duties, responsibilities and obligations under this Agreement. No named Fiduciary shall guarantee the Trust Fund in any manner against investment loss or depreciation in asset value. Any person or group may serve in more that one Fiduciary capacity.



         11.11      HEADINGS


          The headings and subheadings of this Agreement have been inserted for convenience of reference and are to ignored in any construction of the provisions hereof.



         11.12      UNIFORMITY


          All provisions of this Plan shall be interpreted and applied in a uniform, non-discriminatory manner.

          IN WITNESS WHEREOF, this Agreement has been executed the day and year first above written.

                                         EMPLOYER:

                                         SAWTEK INC.

                                         By:/s/Steven P. Miller
                                            Steven P. Miller, President

     ACCEPTANCE BY TRUSTEE

         The undersigned Trustees hereby accept the foregoing amendment and restatement of the Plan, and agree to continue to serve as a Trustee of the Plan. This acceptance is dated effective as of February 15, 1996.


SOUTHTRUST TRUST AND                        INDIVIDUAL TRUSTEES
ESTATE COMPANY


By: /s/ Bernard Stephenson                  /s/Steven P. Miller
    L. Bernard Stephenson                   Steven P. Miller, Trustee
    Senior Vice President
    Corporate Trustee

                                            /s/Neal Jay Tolar
                                            Neal Jay Tolar, Trustee



                                            /s/Thomas L. Shoquist
                                            Thomas L. Shoquist, Trustee



                                            /s/Robert C. Strandberg
                                            Robert C. Strandberg, Trustee

EXHIBIT 99.2

                                      SAWTEK INC.

                       RESOLUTIONS ADOPTED AT THE MEETING OF

                      BOARD OF DIRECTORS HELD APRIL 27, 1996

         RESOLVED, that the Employee Stock Ownership Plan and Trust Agreement for Employees of Sawtek Inc. (the "ESOP") shall be valued as of April 28, 1996 in accordance with Sections 1.52 and 5.1 of the ESOP, and these resolutions.

         RESOLVED, that notwithstanding Sections 1.15, 2.1 and 2.2 of the ESOP, all Employees of the Company hired from October 1, 1995 through and including April 28, 1996 shall become Eligible Employees and Participants in the ESOP as of their effective date of employment with the Employer, without having to meet the 500 Hour of Service requirement of Section 2.1 of the ESOP.

         RESOLVED, that the Company Stock currently held in the Unallocated Company Stock Suspense Account that was acquired by the ESOP with the proceeds of that certain bank loan that was repaid to SunBank, N.A. on December 22, 1995, shall be allocated to all Participants in the Plan as of April 28, 1996.

         RESOLVED, that the foregoing resolution shall not relate to the allocation of Forfeitures, which shall be allocated in accordance with the terms of the ESOP as of the next following Anniversary Date.

         RESOLVED, that the last day of the Plan Year requirement and 500 Hour of Service requirement of Section 3.3(b)(2) shall not apply to the allocation of Company Stock to be made as of April 28, 1996, and the Company Stock to be allocated as of April 28, 1996 shall be allocated based upon the Participants' relative Compensation from October 1, 1995 through and including April 28, 1996. For purposes of this computation, the $150,000 compensation limit of Code
Section 401(a)(17) and ESOP Section 1.10 shall be adjusted to reflect a determination period of less than 12 months.

         RESOLVED, that subsequent to April 28, 1996, the eligibility, participation, Compensation and allocation provisions of the ESOP shall be applied as adopted by the Board as of February 15, 1996, except to the extent the ESOP may be further amended by the Board from time to time.

         RESOLVED, that except where specifically defined herein, terms and phrases capitalized in these resolutions shall be as defined in the ESOP.

         RESOLVED, that these resolutions shall constitute an amendment to the ESOP to the extent an amendment is required and no further action by the Trustees of the ESOP is necessary to effectuate this amendment.